                                                                   EXHIBIT 10.32

                                                                  EXECUTION COPY

                        ASSET SALE AND PURCHASE AGREEMENT

                                  BY AND AMONG

                              CENTENE CORPORATION,

                         BUCKEYE COMMUNITY HEALTH PLAN,

                              MERCY HEALTH PARTNERS

                                       AND

                            FAMILY HEALTH PLAN, INC.

                               SEPTEMBER 23, 2003

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                                TABLE OF CONTENTS

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ARTICLE I
         DEFINITIONS.............................................................................................           1

ARTICLE II
         SALE OF ASSETS..........................................................................................           6
         2.1      Sale and Purchase of Assets....................................................................           6
         2.2      Excluded Assets................................................................................           7
         2.3      Exclusion of Certain Contracts.................................................................           8
         2.4      Liabilities....................................................................................           8
         2.5      Purchase Price.................................................................................          10
         2.6      Closing and Closing Date.......................................................................          12
         2.7      Actions to be Taken at Closing.................................................................          12

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER.....................................................          14
         3.1      Representations and Warranties of Parent and Seller............................................          14
         3.2      Representations and Warranties True and Correct at Closing Date; Breaches......................          23
         3.3      Representations and Warranties True and Correct at Effective Date; Breaches....................          24

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF CENTENE AND BUYER.....................................................          24
         4.1      Representations and Warranties of Buyer........................................................          24
         4.2      Representations and Warranties True and Correct at Closing Date; Breaches......................          26
         4.3      Representations and Warranties True and Correct at Effective Date; Breaches....................          26

ARTICLE V
         SURVIVAL................................................................................................          27

ARTICLE VI
         BUYER'S CONDITIONS PRECEDENT TO CLOSING.................................................................          27
         6.1      Instruments of Transfer........................................................................          27
         6.2      Assignment of Provider Agreements..............................................................          27
         6.3      Performance of Conditions Precedent............................................................          27
         6.4      Good Standing Certificate......................................................................          27
         6.5      Buyer's Medicaid Contract......................................................................          28
         6.6      Secretary's Certificates.......................................................................          28
         6.7      Opinion of Seller's Counsel....................................................................          28
         6.8      Incumbency Certificate.........................................................................          28
         6.9      Third Party Approvals and Consents.............................................................          28
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         6.10     Seller's Representations and Warranties True and Correct.......................................          28
         6.11     Governmental Consents and Approvals............................................................          28
         6.12     IBNR Expense Certification.....................................................................          29
         6.13     Litigation.....................................................................................          29
         6.14     Membership.....................................................................................          29
         6.15     Closing Medical Claims Estimate................................................................          29
         6.16     Certain Covenants..............................................................................          30
         6.17     Deliveries.....................................................................................          30

ARTICLE VII
         SELLER'S CONDITIONS PRECEDENT TO CLOSING................................................................          30
         7.1      Agreements.....................................................................................          30
         7.2      Performance of Conditions Precedent............................................................          30
         7.3      Good Standing Certificates.....................................................................          30
         7.4      Secretary's Certificates.......................................................................          30
         7.5      Incumbency Certificate.........................................................................          30
         7.6      Buyer's Representations and Warranties True and Correct........................................          31
         7.7      Litigation.....................................................................................          31
         7.8      Termination/Release of Seller's Medicaid Contract..............................................          31
         7.9      Governmental Consents and Approvals............................................................          31
         7.10     Opinion of Buyer's Counsel.....................................................................          32
         7.11     Miscellaneous..................................................................................          32
         7.12     Deliveries.....................................................................................          32

ARTICLE VIII
         JOINT CONDITIONS PRECEDENT TO CLOSING...................................................................          32
         8.1      Closing of Transactions Under Related Agreements...............................................          32
         8.2      MHP Hospital Contract..........................................................................          32
         8.3      PHO Provider Agreement.........................................................................          32

ARTICLE IX
         ADDITIONAL AGREEMENTS OF SELLER.........................................................................          33
         9.1      Conduct of Business Pending Closing............................................................          33
         9.2      Access to Documents and Premises...............................................................          35
         9.3      Noncompetition and Nonsolicitation.............................................................          35
         9.4      Seller's Employment Issues.....................................................................          36
         9.5      Additional Financial Information...............................................................          37
         9.6      Supplements to Schedules.......................................................................          37
         9.7      Payment of Excluded Liabilities................................................................          37
         9.8      Credentialing..................................................................................          38
         9.9      Joinder in Litigation..........................................................................          38
         9.10     Termination of Incentive Pools/Funds...........................................................          38
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ARTICLE X
         ADDITIONAL AGREEMENTS OF BUYER..........................................................................          38
         10.1     Maintenance of Records.........................................................................          38
         10.2     Local Boards...................................................................................          39

ARTICLE XI
         ADDITIONAL AGREEMENTS OF BUYER AND SELLER...............................................................          39
         11.1     Regulatory Milestones Prior to Closing.........................................................          39
         11.2     Ohio Department of Insurance...................................................................          39
         11.3     Ohio Department for Job and Family Services....................................................          40
         11.4     Ohio Attorney General..........................................................................          40
         11.5     Transition Issues..............................................................................          40
         11.6     Public Information Releases....................................................................          41
         11.7     Cooperation....................................................................................          42
         11.8     ODJFS and Other Required Reporting.............................................................          42
         11.9     On-Site Presence...............................................................................          42
         11.10    Securities Law Compliance......................................................................          42
         11.11    Trademark License Agreement....................................................................          42
         11.12    MHP Hospital Contract and PHO Provider Agreement...............................................          43

ARTICLE XII
         INDEMNIFICATION.........................................................................................          43
         12.1     Indemnification by Parent and Seller...........................................................          43
         12.2     Indemnification by Centene and Buyer...........................................................          44
         12.3     Limitations....................................................................................          45
         12.4     Notice and Right to Defend.....................................................................          45
         12.5     Right of Set-Off...............................................................................          47
         12.6     Covenant Breach................................................................................          47

ARTICLE XIII
         TERMINATION.............................................................................................          47
         13.1     Termination....................................................................................          47
         13.2     Effect of Termination..........................................................................          48
         13.3     Waiver.........................................................................................          49

ARTICLE XIV
         ARBITRATION.............................................................................................          49
         14.1     Conciliation and Mediation.....................................................................          49
         14.2     Arbitration....................................................................................          49
         14.3     Equitable Relief...............................................................................          50

ARTICLE XV
         MISCELLANEOUS...........................................................................................          50
         15.1     Notices........................................................................................          50
         15.2     Waiver.........................................................................................          51
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         15.3     Counterparts...................................................................................          51
         15.4     Headings.......................................................................................          51
         15.5     Severability...................................................................................          51
         15.6     Entire Agreement...............................................................................          51
         15.7     Successors and Assigns.........................................................................          52
         15.8     Governing Law..................................................................................          52
         15.9     HIPAA Compliance...............................................................................          52
         15.10    Cost of Transaction............................................................................          52
         15.11    Further Assurances.............................................................................          53
         15.12    Construction...................................................................................          53
         15.13    Third Parties..................................................................................          53
         15.14    Time is of the Essence.........................................................................          53
         15.15    Confidentiality................................................................................          53
         15.16    Rights Cumulative..............................................................................          54
         15.17    Amendments.....................................................................................          54
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                                                                  EXECUTION COPY

                        ASSET SALE AND PURCHASE AGREEMENT

         THIS ASSET SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 23th day of September, 2003 ("Execution Date"), by and among Buckeye Community Health Plan, a Ohio health insuring corporation and wholly-owned subsidiary of Centene ("Buyer"), Centene Corporation, a Delaware corporation ("Centene"), Mercy Health Systems - Northern Region d/b/a Mercy Health Partners, an Ohio non-profit corporation ("Parent") and Family Health Plan, Inc., an Ohio non-profit corporation and wholly-controlled subsidiary of Parent ("Seller").

                                   RECITALS:

         A. Seller is a second tier subsidiary of Parent, recognized as income tax-exempt under Code Section 501(c)(3), organized to develop, promote, maintain and operate as a health maintenance organization and to provide services as a third party administrator of claims for various affiliated entities, in accordance with applicable law and regulation.

         B. Seller is licensed as a health insuring corporation ("HIC") by the Ohio Department of Insurance ("ODI"). As part of the transactions contemplated herein, Buyer is applying to be licensed as an HIC by ODI.

         C. Seller's HIC operations are comprised of several business segments, including a commercial HIC business, which was recently sold, and a managed-care business pursuant to the Seller's Medicaid Contract with the Ohio Department for Job and Family Services ("ODJFS").

         D. Seller desires to sell, assign, and deliver to Buyer, and Buyer desires to purchase, accept assignment of, and accept delivery from Seller of, the Medicaid Business with the Medicaid Members being re-enrolled with Buyer, as well as other related assets described herein.

         E. Buyer and Seller executed a Confidentiality Agreement dated June 23, 2003 (the "Confidentiality Agreement") and Letter of Intent dated August 15, 2003 (the "Letter of Intent") relating to the transactions set forth in this Agreement.

         F. Buyer and Seller wish to set forth the terms and conditions under which Buyer will buy and Seller will sell, or cause to be sold, the assets of the Medicaid Business.

         NOW, THEREFORE, for and in consideration of the above recitals and the representations, warranties, mutual covenants, and agreements herein expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to certain terms defined elsewhere in this Agreement, the following terms shall be defined as set forth below.

         1.1 "Affiliates" means (i) any Person directly or indirectly controlling, controlled by or under common control with another person where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; and (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person.

         1.2      "Applicable Rate" means the Prime Rate plus 1%.

         1.3 "Assets" means the assets of Seller that are being acquired by Buyer as set forth in Section 2.1 of this Agreement.

         1.4 "Benefit Plan" means any (i) nonqualified deferred compensation or retirement plan or arrangement, whether or not funded and whether or not terminated, (ii) qualified defined contribution retirement plan or arrangement that is an employee pension benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (iii) qualified defined benefit retirement plan or arrangement which is an employee pension benefit plan under ERISA, whether or not funded and whether or not terminated, or (iv) employee welfare benefit plan under ERISA or material fringe benefit or other retirement, bonus or incentive plan or program, whether or not funded and whether or not terminated.

         1.5      "Books and Records" has the meaning ascribed to in Section
2.1(d).

         1.6 "Buyer's Medicaid Contract" means the contract executed on the Closing Date by and between ODJFS and Buyer for the Service Area.

         1.7 "Closing" means the closing of the purchase and sale of the Assets occurring on the Closing Date.

         1.8 "Closing Date" means the date of Closing as determined pursuant to Section 2.6.

         1.9      "Code" means the Internal Revenue Code of 1986, as amended.

         1.10 "Competing Business" means any health insurance or health benefit program, including, without limitation, any health maintenance organization, health care preferred provider organization (or a similar or related business or expansion into related lines of business because of an expansion of the State of Ohio Medicaid managed care program) provided by Seller or any of Seller's Affiliates to Medicaid beneficiaries in the Service Area through the State of Ohio Medicaid managed care program or any successor program thereto; provided that any business that Buyer affirmatively elects in writing not to enter into shall not be considered a competing business.

         1.11 "Confidentiality Agreement" has the meaning ascribed to it in the recitals.

         1.12     "Effective Date" has the meaning ascribed to it in Section
2.6.1.

         1.13 "Excluded Assets" means those assets of Seller that are excluded from the transaction that is the subject of this Agreement pursuant to
Section 2.2.

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         1.14     "Excluded Liabilities" means those liabilities of Seller that are excluded from the transaction that is the subject of this Agreement pursuant to Section 2.4.2.

         1.15     "Financial Statements" has the meaning set forth in Section
3.1.5 of this Agreement.

         1.16 "First Capitation Date" means the date one (1) day after the date upon which Buyer receives the First Capitation Payment.

         1.17 "First Capitation Payment" means the first capitation payment which is received by Buyer directly from ODJFS as a payment for Buyer's own account.

         1.18 "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied throughout the specified period and in the immediately prior comparable period.

         1.19     "Governmental Entity" has the meaning set forth in Section
3.1.4 of this Agreement.

         1.20 "Hired Employee" has the meaning set forth in Section 9.4(b) of this Agreement.

         1.21     "HIC" has the meaning ascribed to it in the recitals.

         1.22 "IBNR Expenses" means the actuarial estimate of medical expenses that have been incurred by Medicaid Members but not reported.

         1.23 "In-Scope Employee" has the meaning set forth in Section 9.4(b) of this Agreement.

         1.24 "Intellectual Property" means any of the following in any jurisdiction throughout the world: patents and patent applications and patent disclosures, trademarks, trade names, service marks, brand names, Internet domain names, inventions, copyrights and copyrightable works (including software), processes, formulae, trade dress, business and product names, logos, slogans, trade secrets and confidential information, industrial models, designs, methodologies, computer programs (including all source code) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         1.25     "Interim Financial Statements" has the meaning set forth in
Section 3.1.5 of this Agreement.

         1.26 "Letter of Intent" has the meaning ascribed to it in the recitals.

         1.27     "Licensed Trademark" means the mark "FAMILY HEALTH PLAN."

         1.28 "Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from

                                       3

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a mortgage, charge, pledge, assignment, hypothecation, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or other encumbrance of any nature whatsoever on or with respect to any cash, property, right to receive income or other assets of any nature whatsoever.

         1.29 "Medicaid" means medical assistance provided under a state plan approved under Title XIX of the Social Security Act.

         1.30 "Medicaid Business" means the business of providing managed care services to Medicaid Members in the Service Area and of receiving from the State the corresponding premium and other revenue as payment for such services pursuant to the terms of the Seller's Medicaid Contract.

         1.31 "Medicaid Members" means the persons enrolled under Seller's Medicaid Contract.

         1.32 "Medicaid Providers" means the physicians, hospitals and other health care providers that have contracted with Seller and/or Seller's Affiliates to provide covered health care services to Medicaid Members.

         1.33 "Medical Claim" has the meaning ascribed to it in the Section 11.5.3.

         1.34 "Medical Claims Adjustment Amount" has the meaning set forth in Section 2.5.2 of this Agreement.

         1.35 "Medical Claims Cap" shall be 88.82% of premium revenues as set forth in the Medical Claims Schedule.

         1.36 "Closing Medical Claims Estimate" shall have the meaning ascribed to it in Section 2.5.1(b).

         1.37     "Medical Claims Final Amount" has the meaning set forth in
Section 2.5.2 of this Agreement.

         1.38 "Medical Claims Schedule" means the schedule attached hereto as Exhibit A.

         1.39     "Medical Claims Threshold Amount" shall be $16,671,825.

         1.40 "MHP Hospital Contract" shall mean the agreement by and between Buyer and Parent dated as of the date hereof.

         1.41     "OAG" has the meaning ascribed to it in Section 6.11.

         1.42     "ODI" has the meaning ascribed to it in the recitals.

         1.43     "ODJFS" has the meaning ascribed to it in the recitals.

         1.44 "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated

                                       4

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organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

         1.45 "PHO Provider Agreement" shall mean the agreement by and between Mercy Health Systems PHO, Inc. and Buyer dated as of the date hereof.

         1.46 "Prime Rate" shall mean the rate that is published in the Wall Street Journal from time to time as the prime lending rate as in effect from time to time.

         1.47 "Provider Agreements" means the written agreements for the provision of health care services to Medicaid Members that have been executed by and between providers, including, without limitation, those with physicians, hospitals, ancillary and other institutional providers, laboratories, vision providers, behavioral health providers, durable medical equipment services providers, and provider HICs, and Seller.

         1.48     "Purchase Price" has the meaning ascribed to it in Section
2.5.1.

         1.49 "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

         1.50 "Seller's Medicaid Contract" means the contract(s) executed by and between ODJFS and Seller in effect as of the date of this Agreement for the Service Area.

         1.51     "Seller's Permits" has the meaning ascribed to it in Section
3.1.7.

         1.52 "Service Area" means the Lucas County, Ohio, service area designated by ODJFS, for purposes of the Medicaid program.

         1.53     "State" means the State of Ohio.

         1.54 "Taxes" means all federal, state, local and foreign income, employment, franchise, capital stock, excise, gross receipts, sales, use, property, real estate and stamp taxes, license, occupation, premium, windfall profits, environmental (including under Code Section 59A), withholding, social security (or similar), unemployment, disability, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner; payments in lieu of taxes, levies, duties, assessments and fees of any nature or other taxes of any kind whatsoever, together with all related penalties, fines or additions to tax or interest thereon, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

         1.55 "Tax Returns" means any returns, reports, forms, declarations, claims for refund, information reports, amended returns or other documents (including any related or supporting schedules, supporting statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Person or the administration of any laws or regulations or, administrative requirements relating to any Taxes.

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

                                   ARTICLE II
                                 SALE OF ASSETS

         2.1      Sale and Purchase of Assets.

         Seller hereby agrees to sell transfer, convey, assign and deliver to Buyer, or cause to be sold, transferred, conveyed, assigned and delivered to Buyer, free and clear of all Liens and encumbrances of any kind, and Buyer hereby agrees to purchase and accept assignment from Seller or Seller's Affiliates, for payment of the Purchase Price specified in Section 2.5, all of the legal and beneficial right, title and interest in, to and under Assets of every kind and description that are owned and used by Seller in the operation of or necessary and/or material to the Medicaid Business in the Service Area, or owned by Seller's Affiliates including, without limitation, the following:

         (a) All of Seller's rights to continue to operate the Medicaid Business under the Seller's Medicaid Contract, including but not limited to all rights to provide ODJFS prescribed health services to Medicaid Members and the corresponding right to receive capitation payments, premium payments, delivery supplemental payments, and any other revenues payable by ODJFS with respect to such members from and after the Effective Date;

         (b) Seller's rights, title and interests in the Provider Agreements that are listed on Schedule 2.1(b) (the "Purchased Provider Agreements"), as may be amended prior to the Closing through terminations, expirations, and additions made in the ordinary course of business, but to the extent that there are parties to any particular Provider Agreement other than Seller and the provider, Seller shall arrange to have the Provider Agreement amended or otherwise restructured as necessary for Buyer to receive substantially all of the benefits and to assume substantially all of the performance obligations accruing or arising with respect to periods after the Effective Date previously assumed by Seller under such Provider Agreement. To the extent the Medicaid Providers will continue to provide services to Seller for other products on and after the Effective Date, the acquisition of the Provider Agreements shall be pursuant to a partial assignment only, solely with respect to the Medicaid portion of such Provider Agreements;

         (c) All of Seller's rights, title and interests in all other contracts of Seller which relate to the Medicaid Business and are listed on Schedule 2.1(c), as may be amended prior to the Closing through terminations, expirations, and additions made in the ordinary course of business (the "Other Contracts", and collectively with the Provider Agreements and the Seller's Medicaid Contract, the "Business Contracts");

         (d) Originals of or true and correct copies of financial and other books, records, information and title documents necessary for Buyer to operate the Medicaid Business (the "Books and Records");

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

         (e) Books and Records pertaining to transferred Medicaid Members, including lists of all names, addresses, identification numbers, provider data, and copies (electronic and/or hard copy) of all books and records maintained for such members, including medical and claim histories;

         (f) Books and Records pertaining to Providers, including without limitation lists of all of Seller's Medicaid Providers for the Medicaid Members, the Purchased Provider Agreements, containing names, addresses, and other data maintained for each provider;

         (g) Originals of or true and correct copies of all of the credentialing files and supporting or related documentation for any non-PHO Medicaid Provider;

         (h) Medical management materials, including copies of policies and procedures used in connection with the Medicaid Business;

         (i) Rights and interests of every kind relating to the Assets and/or the ownership of the Medicaid Business that arise or accrue after the Effective Date, including payments of any kind by or on behalf of Medicaid Members, refunds, causes of action, and rights of recovery, except to the extent such claims and rights relate exclusively to an Excluded Liability;

         (j) All Intellectual Property (including goodwill and other intangibles) used in connection with the Medicaid Business, including without limitation all software service code and object code and the Licensed Trademark, along with all income, royalties, damages and payments arising therefrom that are due and payable to Seller on or after the Effective Date;

         (k) All rights to Medicaid Member outreach programs, including but not limited to the procedures, methods, and materials for member outreach utilized by Seller in the Service Area prior to the Effective Date; and

         (l) Seller's existing stock of pre-printed advertising brochures, marketing materials, literature, form contracts, form certificates of coverage, membership handbooks and other pre-printed materials related to the Medicaid Business, to be utilized by Buyer consistent with Section 11.5.2 of this Agreement.

         2.2      Excluded Assets.

         The following assets of Seller are not included in the defined term "Assets," and they are not being transferred or assigned to Buyer under this Agreement. They are considered "Excluded Assets."

         (a) Seller's rights, title and interests in the real property owned or leased by Seller or Seller's Affiliates;

         (b) Seller's rights, title and interests in its contracts of employment;

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

         (c) Right, title and interests in Seller's Medicaid Contract (including retroactive additions (net of deductions)), including accounts receivable;

         (d) Except as otherwise set forth in this Agreement, Seller's rights, title and interests in contracts not assigned pursuant to the terms of this Agreement ("Excluded Contracts");

         (e) Seller's rights, title and interests in the insurance policies or programs covering Seller, its officers, directors, employees and agents, and any claims for refunds or recoveries under any insurance policies or programs;

         (f) Seller's rights, title and interests in claims against third parties arising with respect to acts and omissions occurring on dates prior to the Effective Date, if any;

         (g) All cash, cash equivalents, and statutory deposits of Seller relating to the Medicaid Business; and

         (h)      All other assets listed on Schedule 2.2(h).

         Exclusion of Certain Contracts.

         Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have the right, in its sole discretion, from the date hereof until seven (7) days prior to the Effective Date, to specifically exclude any Business Contract, as Buyer shall specify in a written notice to Seller, whereupon such contract or contracts shall, to the extent excluded, cease to be "Assets" hereunder and shall become "Excluded Assets" and thereby be excluded from the Assets; provided that such exclusions shall not result in an adjustment to the Purchase Price.

         2.4      Liabilities.

         2.4.1    Assumed Liabilities.

         As of the Effective Date, Buyer shall assume the direct obligation to pay, discharge, and perform, as appropriate, only those liabilities specifically identified herein (collectively, the "Assumed Liabilities") which are as follows: any and all liabilities and obligations arising with respect to periods after the Effective Date under the Buyer's Medicaid Contract, including, without limitation, all obligations to pay and administer payment under the Provider Agreements for covered services rendered to Medicaid Members after the Effective Date, excepting, however any obligation for claims for payment for services rendered to Medicaid Members who, subject to Section 2.4.4 hereof, have been admitted, on or prior to the Effective Date and continuing through such Medicaid Members' discharge.

         2.4.2    Liabilities Not to be Assumed.

         Buyer shall not assume and shall not be obligated to pay, discharge or perform any obligations and liabilities of Seller or Seller's Affiliates relating to the Medicaid Business or any other business not listed in Section
2.4.1 of this Agreement, regardless of whether such

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

obligation arises before or after the Effective Date, including, without limitation, the following (collectively, "Excluded Liabilities"):

         (a) Any and all liabilities or obligations of Seller or Seller's Affiliates in connection with the Medicaid Business, whether reported or unreported, arising or accruing prior to the Effective Date, including without limitation, any liability for contractual obligations under the Seller's Medicaid Contract arising prior to the Effective Date, which shall include but not be limited to, Medical Claims (whether incurred under a Provider Agreement or otherwise) for services rendered to Medicaid Members on or prior to the Effective Date and claims of Medicaid Members who are hospitalized, or, subject to Section 2.4.4 hereof, whose admission has been authorized (which admissions Seller will list on Schedule 2.4.2(a) to this Agreement to be provided to Buyer one (1) Business Day prior to Effective Date) and which Seller represents, prior to the Effective Date through the date of discharge for such members;

         (b) Any and all liabilities of Seller, Seller's Affiliates or any third party, whether currently known or unknown, with respect to claims or potential claims for medical malpractice or professional liability with respect to the Medicaid Business arising out of or accruing from or relating to the Medicaid Business prior to the Effective Date in each case regardless of when the claim is asserted;

         (c) Any and all liabilities of Seller, Seller's Affiliates or any third party, whether currently known or unknown, relating to litigation or claims of any kind or nature with respect to the Medicaid Business arising out of or accruing from or relating to the Medicaid Business prior to the Effective Date, in each case regardless of when the claim is asserted;

         (d) Liabilities arising from relating to or in connection with the Excluded Assets;

         (e)      Liabilities that do not relate to the Medicaid Business;

         (f) Liabilities which are not otherwise directly related to the Assets and Assumed Liabilities;

         (g) Liabilities arising from, related to or in connection with any of Seller's expenses related to the transactions contemplated by this Agreement;

         (h) Liabilities arising from, related to or in connection with any cure or other amount payable with respect to the assignment of any contractual obligation to Buyer hereunder;

         (i) Any liability of any kind to, or with respect to, Seller's employees, including without limitation, salaries or compensation of any kind, continued employment, vacation or severance pay, or with respect to the Benefit Plans of Seller (including all obligations pursuant to the continuation coverage rules of ERISA Sections 601-608 and Code Section 4980B);

         (j) Any and all Taxes or assessments arising from or related to ownership of the Assets or the conduct of the Medicaid Business prior to the Effective Date, including without limitation (i) any personal property or sales or use taxes,
                  (ii) any liability of Seller for unpaid Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; (iii) any liability of Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because Seller is transferring the assets); or (iv) any other Taxes or assessments payable by Seller;

         (k) Any and all retroactive subtractions to premium earned by Seller for periods prior to Effective Date and related to the Medicaid Business; and

         (l) Any and all Losses against which Seller agrees to indemnify Buyer pursuant to Article XII of this Agreement.

         2.4.3    Transfer Taxes; Recording Fees.

         Seller and Buyer share the burden equally of all of the cost of any and all sales, use, transfer or other similar taxes imposed as a result of the consummation of the transactions between Buyer and Seller contemplated by this Agreement.

         2.4.4    Authorized Admissions.

         With respect to claims for payment for services rendered to Medicaid Members whose in-patient hospital admission has been authorized by Seller prior to the Effective Date (and regardless of date of discharge), Seller shall be responsible for all admissions occurring prior to the Effective Date. Buyer shall have the right to review authorizations within 30 days of the Effective Date to determine whether the requested treatment or services are medically necessary and appropriate and consistent with the policies and procedures developed under Section 11.5.1 Seller and Buyer agree that all such admissions, whether pre-Closing or post-Closing shall be handled in the ordinary course of business and consistent with the policies and procedures developed under Section 11.5.1.

         2.5      Purchase Price.

         2.5.1    Determination of Purchase Price.

         (a) Subject to the terms and conditions of this Agreement, in consideration of the sale, transfer, assignment, conveyance and delivery of the Assets and the covenants and conditions contained herein, Buyer or Centene shall (i) assume the Assumed Liabilities; (ii) subject to delivery of the certificate described in Section 3.3, pay to Seller at the later of the First Capitation Date or the Effective Date by wire transfer of immediately available funds to an account specified to Buyer by Seller in writing at least two (2) Business Days before the Effective Date, an amount equal to the sum of (1) number of Medicaid Members enrolled with Seller on the Effective Date multiplied by $203, plus (2) $1,500,000 to be paid directly to Parent for the MHP Provider Agreement and the non-compete provisions of this Agreement, (subject to adjustment as provided herein for the Medical Claims Adjustment Amount)(the "Purchase Price").

         (b) Within five (5) Business Days prior to the Closing Date, Buyer and Seller shall in good faith jointly prepare an estimate of the actual year-to-date Medical Claims as of the most recent month, as available, prior to the Closing Date (the "Closing Medical Claims Estimate"). Such amount shall be calculated in the same manner and consistent with the methodology used in calculating the amounts set forth in the Medical Claims Schedule (which shall include premium revenue details).

         2.5.2    Medical Claims Adjustment.

         As of the nine-month anniversary of May 31, 2003, the Buyer shall determine actual Medical Claims incurred with respect to the Medicaid Business for the year to date ending on May 31, 2003 (the "Buyer Final Medical Claims Estimate"). Buyer shall prepare, with the participation of Seller, and send to Seller within 60 days following the end of such period its computation as to the Buyer Final Medical Claims Estimate together with any and all working papers used in making such computations. Such computation shall be made in the same manner and consistent with the methodology used in calculating the Medical Claims Schedule. Seller agrees to provide to Buyer all information necessary (as determined in Buyer's sole reasonable discretion) for such computation. Within 30 days following the receipt of such report, Seller must provide Buyer with written objection to such report detailing what specific parts of the Buyer Final Medical Claims Estimate are being disputed. To the extent such written notice is not delivered within such time-frame, the Buyer Final Medical Claims Estimate shall become final and binding upon both parties. Any disagreement between Buyer and Seller that cannot be resolved by the parties within 30 days after the receipt of Seller's written objections will be resolved by the Seattle office of Milliman USA (the "Actuarial Firm"). The parties shall have an opportunity to present their position to the Actuarial Firm and shall cooperate with the Actuarial Firm in making available to them any records or work papers requested by the Actuarial Firm. The decision of the Actuarial Firm shall be set forth in writing and will be conclusive and binding on the parties and subject to judicial enforcement. Each party shall bear one-half of the cost of the Actuarial Firm. The final amount determined pursuant to this Section shall be deemed the "Medical Claims Final Amount."

         Upon the final determination of the Medical Claims Final Amount, to the extent that such amount exceeds the Medical Claims Threshhold Amount (such excess defined as the "Medical Claims Adjustment Amount"), Seller shall be liable for and shall deliver an amount equal to 150% of the Medical Claims Adjustment Amount to the Buyer by wire transfer of immediately available funds; provided that such amount shall be payable only if the Medical Claims Final Amount (when presented as a percentage of premium revenues) exceeds 88.82%.

         2.5.3    Allocation.

         Buyer shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Assets in accordance with Code Section 1060 and the Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon Seller. Buyer shall deliver such allocation to Seller and Parent within 60 days after the Closing Date. Buyer shall report, act and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by Buyer. Seller shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Buyer may reasonably request to prepare such allocation. Neither Buyer nor Seller shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by the applicable law.

         2.6      Closing and Closing Date

         2.6.1    Closing

         Subject to the satisfaction of the conditions set forth herein, the actions contemplated to consummate the transactions under this Agreement shall take place on the date of the execution of the Buyer's Medicaid Contract (the "Closing Date"). The Closing shall take place on the Closing Date at the offices of Kirkland & Ellis LLP, located at 200 East Randolph Drive, Chicago, Illinois 60601, or at such other location as may be agreed upon by the parties. Subject to the terms hereof the risk of loss for the Medicaid Business shall pass from Seller to Buyer, at 12:01 a.m. (Eastern Standard Time, adjusted for daylight savings time, if applicable) on the first date of enrollment of Medicaid members under the Buyer's Medicaid Contract (the "Effective Date").

         2.7      Actions to be Taken at Closing.

         Subject to the terms and conditions set forth in this Agreement, at the
Closing:

         2.7.1    Buyer's Deliveries.

         Buyer, and Centene, as applicable, shall deliver to Seller:

         (a) The Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit C relating to the Assets conveyed to Buyer hereunder, and such other instruments and agreements, duly executed by Buyer, as may be reasonably necessary to effect Buyer's assumption of the Assumed Liabilities;

         (b) All necessary consents, estoppels, approvals, authorizations or other documents from third parties in a form reasonably satisfactory to Seller required to be obtained by Buyer under the terms of this Agreement;

         (c) Copies of the resolutions duly adopted by the Board of Directors of Buyer authorizing Buyer's execution, delivery and performance of this Agreement and of all documents related hereto or contemplated herein;

         (d) Such other documents as reasonably required by Seller to complete the transactions contemplated hereunder; and

         (e)      Each of the items required under Article VII.

         2.7.2    Seller's Deliveries.

         Seller, and Parent, as applicable, shall deliver to Buyer, or to the extent any Assets are owned by Seller's Affiliates, shall cause Seller's Affiliates to deliver to Buyer:

         (a) The Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit C, conveying all right, title and interest in, to and under the Assets to be conveyed to Buyer hereunder free and clear of all Liens, and such other instruments and agreements, duly executed by Seller, as may be reasonably necessary to effect Seller's assignment of the Assumed Liabilities;

         (b) All necessary consents, estoppels, approvals, authorizations or other documents from third parties in a form reasonably satisfactory to Buyer required to be obtained by Seller or Seller's Affiliates hereunder;

         (c) All necessary consents, estoppels, approvals, authorizations or other documents executed by Seller's Affiliates in a form reasonably satisfactory to Buyer which are necessary to convey to Buyer the Assets owned by Seller's Affiliates;

         (d) A true and correct list of all Medicaid Members who have been authorized by Seller to be admitted for hospitalization on a date following Closing, plus documentation utilized by Seller to make such authorization;

         (e) Copies of the resolutions duly adopted by the Board of Directors of Seller or Parent authorizing Seller's or Parent's execution, delivery and performance of this Agreement and of all documents related hereto or contemplated herein;

         (f) Such other documents reasonably required by Buyer to transfer fully the Assets and Assumed Liabilities to Buyer or to complete the transactions contemplated hereunder; and

         (g)      Each of the items required under Article VI.

         2.7.3    Third Party Consents.

         To the extent that Seller's rights under any contracts relating to the Medicaid Business may not be assigned without the consent of a third party, which consent has not been obtained prior to Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consent as promptly as possible after Closing. If any such consents are not obtained or if any attempted assignment would be ineffective or would impair Buyer's rights so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and by the terms of the applicable contract(s), at Seller's expense, shall use its reasonable best efforts in acting as Buyer's agent in order to obtain for Buyer the benefits thereunder, and shall cooperate, to the maximum extent permitted by law and by the terms of the applicable contract(s), with Buyer in any other reasonable arrangement designed to provide the benefits of such contracts to Buyer. Seller shall, without further consideration therefor, pay and remit to the Buyer promptly all monies, rights, and other considerations received in respect of the Buyer's performance of any obligations, and, at the Buyer's request, shall direct that such payments be made directly to the Buyer. Without limiting the foregoing, Sellers shall not terminate any such contract without the prior written consent of Buyer. Buyer may, from time to time, upon five (5) Business Days' written notice to Seller, terminate any arrangements which are the subject of this Section 2.7.3 with respect to periods after such notice, without liability or further obligation to Seller or any third party.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

         3.1      Representations and Warranties of Parent and Seller.

         As of the Execution Date, Parent and Seller jointly and severally represent and warrant to Buyer as follows:

         3.1.1    Organization and Good Standing.

         Seller is a non-profit corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and corporate authority to own, lease and operate the Assets and to carry on the Medicaid Business as it is now being conducted by Seller. Except as disclosed on Schedule 3.1.1, Seller has no Subsidiary and does not own any shares of capital stock or other equity of any other Person.

         3.1.2    Authority.

         Each of Parent and Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and Parent, respectively, and, as necessary, their respective Affiliates. This Agreement constitutes a valid and binding obligation of both Parent and Seller, enforceable against Parent and Seller in accordance with its terms, except insofar as enforcement may be limited by insolvency or similar laws affected the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.1.3    No Violations.

         Except as disclosed a Schedule 3.1.3 (and subject to the receipt of the governmental authorizations described in Section 6.20 below), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in, any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or the creation of a Lien with respect to, any portion of the Assets or Assumed Liabilities (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), pursuant to any provision of the Articles of Incorporation or Bylaws or regulations of Seller or Parent, (ii) result in any Violation of any contract which constitutes part of the Assets or Assumed Liabilities, (iii) result in any Violation of any judgment, order or decree entered with respect to Seller or Parent or to which the Assets or the Assumed Liabilities are subject, (iv) result in any Violation of any statute, law, ordinance, rule or regulation applicable to the Assets or the Assumed Liabilities or (v) provide any Governmental Entity (as defined below) or Person the right to withdraw, revoke, suspend, cancel, terminate or modify any consent, license, permit, waiver or other authorization issued or originated previously.

         3.1.4    No Consents.

         Except as disclosed on Schedule 3.1.4, no other consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity"), is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller, or the consummation by Seller of the transactions contemplated hereby.

         3.1.5    Seller's Financial Statements.

         Seller has delivered to Buyer, complete and correct copies of (i) the audited balance sheets of Seller as of December 31, 2001 and 2002 and those related audited statements of income and cash flows, for the fiscal years ended on those dates, together with all footnotes (the "Financial Statements") and
(ii) the unaudited balance sheet and statement of income of Seller for the period ended on May 31, 2003 (the "Interim Financial Statements"). All of such financial statements fairly present, in all material respects, as of and for the periods then ended, as the case may be (subject, in the case of the unaudited balance sheet and income statement, to normal, recurring adjustments and the absence of footnotes), the financial position, results of operations and cash flows of Seller in conformity with GAAP or where inconsistent with GAAP in conformity with statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities in the State of Ohio, in each case applied on a basis consistent throughout the reported periods. Such financial statements (i) do not contain, as the case may be, any item of extraordinary or non-recurring income or expense (except as specified therein); and (ii) reflect all write-offs or necessary revaluation of assets (except as specified therein). The reserves recorded in the accounting records of Seller for HIC contract benefits, losses, claims and expenses and any other reserves (i) were prepared in accordance with the statutory or other actuarial and accounting practices prescribed or permitted by the insurance regulatory authorities of the State of Ohio, (ii) make sufficient provisions for all insurance obligations of Seller;
(iii) meet the requirements of any law, rule or regulation applicable to such reserves and the requirements of Seller's Permits (as defined below); and (iv) are computed on the basis of assumptions consistent with those used in computing the corresponding reserves in the prior fiscal year. All payments to and/or settlements with Medicaid Providers have been accounted for in the appropriate medical expense reserve account (by category of medical expense) and have been reflected as a medical expense of Seller.

         3.1.6    Litigation.

         Except as set forth on Schedule 3.1.6, there are no (i) actions, suits, proceedings, of any kind pending, or governmental investigations of any kind now pending or threatened in a delivered writing and involving the Assets, the Medicaid Business, or the Assumed Liabilities,

(ii) actions, suits, demands, investigations or proceedings which is pending or threatened which questions the validity or propriety of this Agreement or any action taken or to be taken by Seller or Parent in connection with this Agreement or (iii) to Seller's or Parent's knowledge, events have occurred or circumstances exist that are reasonably likely to give rise to or serve as a basis for the commencement of either (i) or (ii). Seller is not subject to any judicial injunction or mandate or any administrative order or administrative restriction directed to or against it as a result of its ownership of the Assets or its conduct of the Medicaid Business as now or heretofore conducted by it, and no governmental agency has at any time challenged or questioned in writing, or commenced or given notice of intention to commence any investigation relating to, the legal right of Seller to conduct the Medicaid Business or any part thereof as now or heretofore conducted by it.

         3.1.7    Compliance With Applicable Laws.

         Except as set forth on Schedule 3.1.7, the Medicaid Business is being conducted in compliance with all applicable laws, rules, ordinances, regulations, licenses, or judgments, or orders, rules, regulations, licenses, judgments, or decrees of Governmental Entities, and no condition exists which with or without notice or passage of time or both shall cause Seller not to remain in such compliance, nor has Seller received notification from any Governmental Entity asserting that, with respect to the Medicaid Business, it is not in compliance with any of the statutes, regulations or ordinances which such governmental authority enforces, or that the governmental agency or department is threatening to revoke, suspend or modify any governmental authorization applicable to the Medicaid Business. Seller has not utilized and does not utilize brokers or agents in the conduct of the Medicaid Business. Seller holds all certificates of authority, permits, licenses, consents, certificates, orders and approvals from all Governmental Entities which are necessary to own or lease the Assets and operate the Medicaid Business in the manner heretofore conducted (collectively, "Seller's Permits"), and Seller's Permits are in full force and effect. Schedule 3.1.7 sets forth a complete and accurate listing of the Seller's Permits. Seller has filed all statements and reports with insurance regulatory authorities required by the law, regulations, licensing requirements and orders administered or issued by such regulatory authorities. No event has occurred with respect to any of such Seller's Permits which would cause revocation, termination or suspension of any of such Seller's Permits or give rise to any obligation on the part of Seller (pre-Closing) or Buyer (post-Closing) to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Seller has not, and none of its executive officers, directors or employees (in their respective capacities as such) has, engaged in any activity constituting fraud or abuse under the laws relating to health care or insurance. Schedule 3.1.7 lists all examinations of Seller related to the Medicaid Business conducted by a Governmental Entity since January 1, 2002 and identifies by date any correspondence between such a Governmental Entity and Seller regarding sanctions, conclusions made and/or corrective action required or suggested based on such examination.

         3.1.8    Title and Condition of Properties.

         Seller does not own any real property that is used in the Medicaid Business.

         3.1.9    Absence of Undisclosed Liabilities.

         Except (i) as set forth on Schedule 3.1.9 hereto, (ii) as reflected or reserved against on the face of the Interim Financial Statements, or (iii) for obligations or liabilities incurred in the ordinary course of business after the date of the Interim Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), Seller has no obligations or liabilities of any nature whatsoever relating to the Medicaid Business (whether absolute, accrued, contingent, disputed or otherwise and including, without limitation, deferred Tax liabilities, vacation time or pay, severance pay, and any other liabilities relating to or arising out of any act, omission, transaction, circumstance, sale of services, or other condition which occurred or existed on or before such date); nor does there exist a set of circumstances relating to the Medicaid Business resulting from transactions effected or events occurring on or prior to the Closing Date or from any action omitted to be taken during such period that could reasonably be expected to result in any such obligation or liability relating to the Medicaid Business.

         3.1.10   Absence of Certain Changes.

         Since December 31, 2002, except (i) as set forth on Schedule 3.1.10,
(ii) for the execution and delivery of this Agreement and changes in Seller's properties or Medicaid Business attributable to the transactions contemplated or necessitated by this Agreement, and (iii) as disclosed in Seller's Interim Financial Statements as previously delivered or to be delivered to Buyer:

         (b) Seller has not made any material change in its accounting methods or practices or its present fiscal year with respect to its condition, operations, the Medicaid Business, the Assets, or the Assumed Liabilities, except as may be required by statutory accounting principles, in which case Seller has promptly notified Buyer in writing of the nature of and reason for the change;

         (c) Seller has not executed, amended, or terminated any contract which would affect (either in the aggregate or individually) the Medicaid Business in any material respect to which it is or was a party or by which any of the Assets are bound or affected; amended, terminated or waived any of its rights thereunder; or received notice of termination, amendment, or waiver of any contract or any material rights thereunder;

         (d)      Seller has not permitted any Lien on the Assets;

         (e) Seller has (i) conducted its Medicaid Business in a commercially prudent manner, as a going concern and in the ordinary course and consistent with the requirements of a non-profit federally tax-exempt organization, and consistent with such operation, complied in all material respects with applicable legal and contractual obligations, consistent with past practice; (ii) used commercially reasonable efforts, consistent with past practice, to preserve the goodwill of its Medicaid Members and its employees; and (iii) not taken any action outside of the ordinary course of business which would tend to cause Medicaid Members to cease their respective affiliations with Seller.

         (f) Seller has not made or granted any increase in the compensation payable or to become payable by Seller (or for which Seller may have any liability) to any Medicaid Provider with respect to the Medicaid Business;

         (g) Seller has not failed to use best efforts to pay any medical claim liability or indebtedness relating to the Medicaid Business when due and all such claim liabilities have been properly recorded on the books of Seller;

         (h) Seller has not suffered (involuntarily or voluntarily), with respect to the Medicaid Business, any adverse changes in condition (financial or otherwise), results of operations, earnings, properties, prospects, or business (including, without limitation, any change in its premium or other revenues, claims or other costs (including IBNR Expenses), or relations with governmental authorities, Medicaid Members, Medicaid Providers, or any of its employees, agents, underwriters, or others);

         (i) Seller has not incurred or paid any indebtedness, obligation or other liability (contingent or otherwise) relating to the Medicaid Business, except in the ordinary course of its business, consistent with its past practice and in any event not in excess of $125,000 in the aggregate, and there does not exist a set of circumstances that could reasonably be expected to result in any such indebtedness, obligation or liability;

         (j) Seller has not suffered any strike, dispute, grievance, controversy or other similar labor trouble with respect to employees serving the Medicaid Business;

         (k) Seller has not instituted, settled, or agreed to settle, any litigation, action or proceeding before any court or Governmental Entity relating to the Medicaid Business;

         (l) Seller has not made any changes in servicing, billing or collection operations or policies of the Medicaid Business except for outsourcing such operations to Antares Management Solutions under the Agreement dated July 2, 2003;

         (m) Seller has not merged or consolidated with any other corporation or other entity or permitted any other entity to merge into it (unless the surviving entity is bound by the terms of this Agreement and prepared to perform its obligations hereunder);

         (n) Seller has not taken or omitted to take any action, or permitted the occurrence of any change or event, which would render any of its representations and warranties contained herein untrue at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date; and

         (o) Seller has not entered into any agreement or made any commitment to take any of the types of action described in
                  Section 3.1.10(b) through Section 3.1.10(n) above.

         3.1.11   Contracts.

         Schedule 3.1.11 contains a complete and accurate listing of all of the Business Contracts (including the Provider Agreements and the Seller's Medicaid Contract). Each of the Business Contracts is in full force and effect and is valid and enforceable by Seller in accordance with its terms, except insofar as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Seller is not in default in the observance or the performance of any term or obligation to be performed by it under any such contract. To Seller's knowledge, no other person is in material default in the observance or the performance of any term or obligation to be performed by it under any such contract. Seller has provided originals or true and correct copies of all such contracts constituting part of the Assets or Assumed Liabilities.

         3.1.12   Title to and Condition of Assets.

         Seller has good and valid title to the Assets, whether owned or leased, in each case subject to no right of possession in favor of any third party, claim or Liens, and except with respect to leased property, the provisions of the applicable leases. Except as set forth on Schedule 3.1.12, all of the Assets are useable in the ordinary course of business. Except as described on Schedule 3.1.12, the Assets are suited for and include all assets necessary for the conduct of the Medicaid Business in a manner consistent with the past custom and practices of the Seller.

         3.1.13   No Broker or Finders.

         No broker or finder is involved on behalf of Seller or an Affiliate of Seller in connection with the sale of the Assets, nor may any broker or finder involved on behalf of Seller claim any commission on account of the sale of the Assets.

         3.1.14   Operating Data.

         On or prior to the date hereof, Seller has delivered to Buyer certain of its operating data and certain performance data for the Medicaid Business, including, without limitation, information with respect to the list of the Seller's revenue per Medicaid Member and IBNR Expense, all as set forth in the
Schedule 3.1.14 attached hereto; such data accurately and fairly presents the operations of the Medicaid Business including the income, expenses or liabilities of the Medicaid Business, and is consistent with the information contained in the Books and Records (which, in turn, are accurate and complete), and fairly present the financial condition and results of operations of the Medicaid Business as of the times and for the periods referred to therein and has been prepared in accordance with accounting principles consistently applied throughout the Seller's operation of the Medicaid Business.

         3.1.15   Tax Returns and Tax Liabilities.

         (a) Seller has timely filed all Tax Returns that it was required to file (including, without limitation, all real and personal property, informational, franchise and withholding Taxes and other Returns); all such Tax Returns were correct and complete in all respects and based on the applicable measure of Seller's operations or Assets during the period in question; and true and correct copies of all such Tax Returns are included in Seller's files.

         (b) All Taxes owed by Seller (whether or not shown or required to be shown on any Tax Return) have been paid. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are not liens on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

         (c) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, an all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

         (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code Section 280G. Seller is not a party to any Tax allocation or sharing agreement. Seller (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) and (ii) has no liability for the Taxes of any Person under Treas. Reg.
                  Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

         3.1.16   No Untrue Representation or Warranty.

         No representation or warranty by Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact.

         3.1.17   Employees and Employee Benefits.

         Schedule 3.1.17 sets forth, with respect to each employee of Seller who is primarily assigned to the Medicaid Business (a "Medicaid Business Employee"), such employee's name and position as of July 31, 2003. Seller is not a party to any written or oral employment contract or agreement with any of such employees which precludes their termination at will. Except as set forth on Schedule 3.1.17, none of such employees is now, or will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date. There has been no change of, or agreement to change, any terms of employment for such employees, including without limitation, salary, wage rates, commission formulae, or other compensation, except for normal "merit" raises given in the ordinary course of business. No such employee has indicated any intention to terminate his or her employment. There is no union contract or other collective bargaining agreement in existence affecting Seller or the Medicaid Business, and Seller has not received notice from the National Labor Relations Board that a petition for recognition for a collective bargaining unit has been filed by or on behalf of any of the Medicaid Business Employees, nor is Seller aware of any attempts by any union to obtain recognition as a bargaining agent in respect thereof and there have been no grievance disputes or slowdowns. Except as listed in Schedule
3.1.17 Seller does not maintain or contribute to any Benefit Plans on behalf of Medicaid Business Employees.

         3.1.18   Providers and Provider Agreements.

         (a) Schedule 3.1.18(a) lists each physician, group, IPA, hospital, PHO, ancillary service provider or other health care service provider that participates in the Medicaid Business as a Medicaid Provider and states their respective effective dates. Each such Medicaid Provider has been credentialed in accordance with Seller's policies and procedures and applicable State regulatory requirements and has entered into a written Provider Agreement with Seller and/or Seller's Affiliates.

         (b) Except for payment reconciliation disputes in the ordinary course of business, Seller has paid and continues to pay each applicable Medicaid Provider in accordance with the compensation terms that have been, or are, in effect, as applicable, with respect to each Medicaid Provider's contract and in the time required by the Provider Agreements and applicable state law.

         (c) Schedule 3.1.18(c) lists each Medicaid Provider to whom administrative functions have been delegated and describes all function(s) so delegated. Each agreement for the delegation of administrative functions complies with the requirements of applicable law. Seller has complied and continues to comply with all applicable requirements of law, including those set forth in the Seller's Medicaid Contract, relating to oversight and monitoring of the entities to which Seller has delegated administrative functions.

         (d) Except as described on Schedule 3.1.18(d), each of the Provider Agreements (i) is, or will be at Closing, freely assignable to Buyer, and (ii) is terminable on less than 180 days notice.

         (e) Except as described on Schedule 3.1.18(e), none of the Provider Agreements (i) requires either Seller or Seller's Affiliates to pay the provider on a most-favored provider basis, (ii) obligates either Seller or Seller's Affiliates to pay access or administrative fees, (iii) requires (or may require) either Seller or Seller's Affiliates to pay bonuses from an incentive compensation pool or fund, or (iv) has a profit-sharing component.

         (f) Except as described on Schedule 3.1.18(f), none of the Provider Agreements limit the rights of either Seller or Seller's Affiliates to engage in, or to compete with any person in, the Medicaid Business, contains an exclusivity provision restricting either Seller or Seller's Affiliates ability to do business in certain geographical areas, or obligates or binds either Seller or Seller's Affiliates to use, or offer to use, the services of a Medicaid Provider in preference to any other provider.

         (g) If any of the "physicians" or "physician groups" contracted under the Provider Agreements are placed at "substantial financial risk," as each such term is defined by 42 C.F.R.
                  Section 422.208 et seq. (the "PIP Regulation") in connection with services provided to Medicaid Members, Seller and/or Seller's Affiliates have complied in all material respects with the reporting and enrollee survey requirements of the PIP Regulation.

         (h) Schedule 3.1.18(h) describes each written complaint received after January 1, 2002 by Seller from a Medicaid Provider and generally describes the nature and disposition of such complaint.

         (i) Schedule 3.1.18(i) lists each monetary settlement or pending settlement with a health care provider in respect of the Medicaid Business for the periods after January 1, 2002 that is not reflected in Seller's IBNR Expense, as provided to Buyer.

         3.1.19   Status of Provider Agreements.

         With respect to each of the Provider Agreements: (a) the agreement is legal, valid, binding, enforceable and in full force and effect; (b) upon obtaining any required third party consents, the agreement will continue to be legal, valid, binding, enforceable by Seller, and in full force and effect following the consummation of the Transaction, (c) no party is in breach or default beyond any applicable grace period, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or suspension under the agreement (without limiting the foregoing, Seller is not in breach or default of any provision of the Seller's Medicaid Contract beyond any applicable grace period, and the Provider Agreements comply with the terms of the Seller's Medicaid Contract and ODJFS regulations in all material respects), and (d) no party has repudiated any provision of the agreements. With respect to the Provider Agreements, Seller is in full compliance with the applicable provisions of the prompt payment of claims laws.

         3.1.20   Medicaid Members.

         Schedule 3.1.20 describes each written complaint received by Seller from a Medicaid Member since January 1, 2002.

         3.1.21   Intellectual Property.

         (a) Schedule 3.1.21 sets forth a complete and correct list of all of the following owned or used (whether pursuant to a written license or otherwise) by Seller in connection with the Medicaid Business: (i) all patented or registered Intellectual

                  Property and all pending patent applications or other applications for registration of Intellectual Property; (ii) all trade names and material unregistered trademarks or service marks; (iii) all material unregistered copyrights, mask works and computer software; and (iv) all licenses or similar agreements or arrangements with respect to Intellectual Property, whether Seller is licensee or licensor of such rights, in each case identifying the subject Intellectual Property and nature of the licensing relationship. All Intellectual Property owned or used by Parent or Seller with respect to the Assets immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

         (b) Except as set forth in Schedule 3.1.21, (i) Seller owns and possesses all right, title and interest in and to, or has a valid and enforceable right to use via a written license identified on Schedule 3.1.21, all of the Intellectual Property listed on Schedule 3.1.21 and all other Intellectual Property owned or used in connection with the Medicaid Business, free and clear of all Liens, and no claim by any third party contesting the validity, enforceability, use or ownership of any such Intellectual Property has been made, is currently outstanding or, to the Knowledge of Seller, is threatened, and there are no grounds for same, (ii) the Intellectual Property transferred to Buyer in the Assets comprise all Intellectual Property necessary to the Medicaid Business, including without limitation the operation of the Medicaid Business currently conducted and as currently proposed to be conducted, (iii) the loss or expiration of any Intellectual Property owned by, issued to or licensed to Seller with respect to the Medicaid Business has not and would not have an adverse effect, and no such loss or expiration is pending, threatened or reasonably foreseeable, (iv) Seller has not received any notices of, nor is Seller aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property owned or used by Seller in connection with the Assets (including, without limitation, any demand or request that Seller license rights from a third party), (v) neither the Seller nor its operation of the Medicaid Business infringes, misappropriates or otherwise conflicts with any rights of any third parties, and Seller is not aware of any infringement, misappropriation or conflict which may occur as a result of the continued operation of such business as currently proposed to be conducted, and (vi) the Intellectual Property owned or licensed to Seller with respect to the Medicaid Business has not been infringed, misappropriated or otherwise misused by any third party.

         3.2 Representations and Warranties True and Correct at Closing Date; Breaches.

         Seller shall execute and deliver to Buyer a certificate signed by an authorized representative of Seller, dated as of the Closing Date, stating that each of the representations and warranties of Seller made herein are true and correct in all material respects as of the Closing Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects), or describing the manner in which such representations and warranties are not true and correct. If any of the representations and warranties of Seller are not true and correct in all material respects as of the Closing Date, then Buyer shall be entitled to indemnification for any and all Losses as provided in Article XII. If any of the representations and warranties of Seller contained herein are not true and correct in all material respects as of the Closing Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects), then Buyer may terminate this Agreement without further obligation pursuant to Article XIII. The consummation of the transactions under this Agreement by Buyer shall not constitute a waiver of Buyer's rights to indemnification for a breach of a representation or warranty provided for in this Section.

         3.3 Representations and Warranties True and Correct at Effective Date; Breaches.

         Seller shall execute and deliver to Buyer a certificate signed by an authorized representative of Seller, dated as of the Effective Date, stating that each of the representations and warranties of Seller made herein are true and correct in all material respects as of the Effective Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects), or describing the manner in which such representations and warranties are not true and correct. If any of the representations and warranties of Seller are not true and correct in all material respects as of the Effective Date, then Buyer shall be entitled to indemnification for any and all Losses as provided in Article XII. The consummation of the transactions under this Agreement by Buyer shall not constitute a waiver of Buyer's rights to indemnification for a breach of a representation or warranty provided for in this Section.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF CENTENE AND BUYER

         4.1      Representations and Warranties of Buyer.

         As of the Execution Date, Centene and Buyer jointly and severally represent and warrant to Seller as follows:

         4.1.1    Organization and Good Standing.

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and shall be authorized as of the Closing Date to do business in Ohio as a foreign corporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         4.1.2    Buyer's Authority.

         Each of Centene and Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Centene and Buyer, respectively.

This Agreement constitutes a valid and binding obligation of both Centene and Buyer, enforceable against Centene and Buyer in accordance with its terms, except insofar as enforcement may be limited by insolvency or similar laws affected the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.1.3    No Brokers or Finders.

         No broker or finder is involved on behalf of Buyer or Centene in connection with the sale of the Assets, nor may any broker or finder involved on behalf of Buyer claim any commission on account of the sale of the Assets.

         4.1.4    No Consents.

         Except as disclosed on Schedule 4.1.4, no other consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or Centene, or the consummation by Buyer or Centene of the transactions contemplated hereby.

         4.1.5    Sufficient Funds.

         Buyer will have, when necessary, funds sufficient to enable Buyer make the payments required under Section 2.5.

         4.1.6    Regulatory Status.

         Except as set forth on Schedule 4.1.6, Buyer has not received notice that it is the subject of any investigations or disputes with any Governmental Entity.

         4.1.7    Litigation.

         Except as set forth on Schedule 4.1.7, there are no actions, suits, demands, investigations or proceedings which is pending or threatened which questions the validity or propriety of this Agreement or any action taken or to be taken by Buyer or Centene in connection with this Agreement

         4.1.8    No Untrue Representation or Warranty.

         No representation or warranty by Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact.

         4.1.9    No Legal Bar.

         Except as set forth on Schedule 4.1.9 (and subject to the receipt of the Closing governmental authorizations described in Section 6.11 below), the execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Centene or Buyer, or (ii) result in a breach of, result in or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which Centene or Buyer is a party or to which Centene or Buyer or any of their respective assets or properties may be subject, or (iii) conflict with or violate any order, writ, judgment, injunction, decree, award, ruling, statute, rule or regulation applicable to Centene or Buyer, or any of their respective material assets, except where any such violation, conflict or default would not have a material adverse effect on the business of either Centene or Buyer, taken as a whole.

         4.2 Representations and Warranties True and Correct at Closing Date; Breaches.

         Buyer shall execute and deliver to Seller a certificate signed by an authorized representative of Buyer, dated as of the Closing Date, stating that each of the representations and warranties of Buyer made herein are true and correct in all material respects as of the Closing Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects), or describing the manner in which such representations and warranties are not true and correct in all material respects. If any of the representations and warranties of Buyer contained herein are not true and correct in all material respects as of the Closing Date then Seller shall be entitled to indemnification for any and all Losses as provided in Article XII. If any of the representations and warranties of Buyer contained herein are not true and correct in all material respects as of the Closing Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects), then Seller may terminate this Agreement without further obligation pursuant to Article XIII. The consummation of the transactions under this Agreement by Seller shall not constitute a waiver of Seller's rights to indemnification for a breach of a representation or warranty provided for in this Section.

         4.3 Representations and Warranties True and Correct at Effective Date; Breaches.

         Buyer shall execute and deliver to Seller a certificate signed by an authorized representative of Buyer, dated as of the Effective Date, stating that each of the representations and warranties of Buyer made herein are true and correct in all material respects as of the Effective Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects), or describing the manner in which such representations and warranties are not true and correct in all material respects. If any of the representations and warranties of Buyer contained herein are not true and correct in all material respects as of the Effective Date then Seller shall be entitled to indemnification for any and all Losses as provided in Article XII. The consummation of the transactions under this Agreement by Seller shall not constitute a waiver of Seller's rights to indemnification for a breach of a representation or warranty provided for in this Section.

                                    ARTICLE V
                                    SURVIVAL

         Unless otherwise limited by this Agreement, all of the covenants and agreements made by the parties to this Agreement shall survive the Closing Date and continue in full force and effect after the Closing Date without any time limitation.

         Subject to the limitations set forth in this Agreement, all of the representations and warranties of of the parties contained in this Agreement shall survive the Closing Date.

                                   ARTICLE VI
                     BUYER'S CONDITIONS PRECEDENT TO CLOSING

Buyer's agreement to purchase and to pay for the Assets and to assume the Assumed Liabilities hereunder is subject to compliance with and the occurrence of each of the following conditions on or before Closing, except as any thereof may be waived in writing by Buyer:

         6.1      Instruments of Transfer.

         Seller shall have delivered to Buyer on the Closing Date such bills of sale, endorsements, assignments, deeds and other good and sufficient instruments of conveyance and transfer as are provided for herein, and any other instruments in form and substance reasonably satisfactory to Buyer and their counsel as shall be effective to vest in Buyer all of the right, title and interest of Seller in, to and under the Assets, free and clear of all Liens.

         6.2      Assignment of Provider Agreements.

         Seller shall have caused the assignment to Buyer of those Provider Agreements with Medicaid Providers identified by Buyer in Schedule 2.1(b) hereto; or execution of a contract between Buyer and the relevant third party Medicaid Provider in a form and substance substantially similar to the relevant Provider Agreements and reasonably satisfactory to Buyer.

         6.3      Performance of Conditions Precedent.

         All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.4      Good Standing Certificate.

         Seller and Parent shall have delivered to Buyer a certificate, executed by the proper state official, as to the good standing of Seller and Parent in their respective jurisdiction of incorporation.

         6.5      Buyer's Medicaid Contract.

         Buyer shall have entered into the Buyer's Medicaid Contract.

         6.6      Secretary's Certificates.

         Seller and Parent shall have delivered to Buyer certificates from their respective secretary or assistant secretary attaching copies of resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of Seller and Parent.

         6.7      Opinion of Seller's Counsel.

         Seller shall have furnished the Purchaser with a favorable opinion of Seller's counsel in the form attached as Exhibit D.

         6.8      Incumbency Certificate.

         Seller and Parent shall have delivered to Buyer certificates of their respective secretary or assistant secretary certifying the incumbency of each of Seller's and Parent's officers and their genuine signatures.

         6.9      Third Party Approvals and Consents.

         Seller shall have delivered to Buyer all such written approvals, consents and waivers of third parties which are required to be obtained in connection with the transactions contemplated by this Agreement and which are necessary for the operation of the Business and/or the ownership by Buyer of any of the Assets, free and clear of all Liens, including, without limitation, consents for Provider Agreements which are listed on Schedule 3.1.18(d) as non-assignable or which have not been amended as required hereunder.

         6.10     Seller's Representations and Warranties True and Correct.

         Each and all of representations and warranties (when considered individually and/or collectively) of Seller set forth in Article III of this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects). Buyer shall have received a certificate signed on behalf of Seller by an authorized officer of Seller to such effect.

         6.11     Governmental Consents and Approvals.

         Buyer and Seller shall have obtained from any and all Governmental Entities all appropriate and necessary approvals or consents required, or exemptions thereof to effect the transactions set forth in this Agreement and to enable Buyer to operate the Medicaid Business. Each of the parties shall use its best efforts to obtain such approvals, consents or exemptions without any term or condition that would materially impair the value of the Medicaid Business or Assets to Buyer. All conditions required to be satisfied prior to the Closing Date by the terms of such Closing shall have been satisfied, and all statutory waiting periods in respect of approvals or consents from Governmental Entities shall have expired or been terminated. The Closing governmental authorizations shall include, without limitation, the following:

         (a) Buyer shall have been approved (and to the extent applicable, licensed) by ODI and ODJFS (and any other necessary approval from any other required Government Entity shall have been received), in the Service Areas, and such licensure, where applicable, and approval shall authorize Buyer to acquire the Assets and to provide health care services to the Medicaid Members in the Service Area; and

         (b) ODI, ODJFS, the Ohio Attorney General ("OAG") and any other required Government Entity shall have consented to ODJFS's execution and delivery to Buyer of a replacement Buyer's Medicaid Contract so as to permit Buyer to have all of the benefits, and provide the services to the Medicaid Members required, under the Seller's Medicaid Contract on substantially similar terms as provided under the Seller's Medicaid Contract prior to the Effective Date.

         6.12     IBNR Expense Certification.

         A detailed schedule of IBNR Expenses for the year to date as of the last day of the most recent month prior to the Closing for which numbers are available and, certified by Seller and in form and substance satisfactory to Buyer, shall be prepared in the same manner and consistent with the methodology used in calculating the Medical Claims Schedule and delivered at least ten (10) Business Days prior to Closing.

         6.13     Litigation.

         There shall not have been instituted and be pending any action or proceeding before any court, governmental agency or other regulatory or administrative agency or commission, which seeks to restrain, prevent or change the transactions contemplated hereby or questions the validity of such transactions.

         6.14     Membership.

         Membership in the Service Area must be equal to or exceed 23,500 Medicaid Members (as determined by ODJFS) as of the Closing Date.

         6.15     Closing Medical Claims Estimate.

         The Closing Medical Claims Estimate as determined in accordance with
Section 2.5.1(b) shall not exceed the Medical Claims Cap.

         6.16     Certain Covenants.

         Seller shall have complied with its obligations in Sections 9.1 and 9.2 in all material respects.

         6.17     Deliveries.

         Seller shall have delivered to Buyer all items set forth in Section
2.7.2. On the Closing Date, Seller shall deliver to Buyer a certificate executed by a duly authorized officer of Seller to the effect that the conditions set forth in Articles VI and VIII have been satisfied or waived.

                                   ARTICLE VII
                    SELLER'S CONDITIONS PRECEDENT TO CLOSING

         Seller's agreement to sell and to deliver the Assets to be sold hereunder is subject to compliance with and the occurrence of each of the following conditions on or before Closing, except as any thereof may be waived in writing by Seller.

         7.1      Agreements.

         Buyer shall have executed and delivered to Seller all agreements, instruments, certificates and other documents to be delivered by Buyer in form and substance reasonably satisfactory to Seller and their counsel.

         7.2      Performance of Conditions Precedent.

         All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects.

         7.3      Good Standing Certificates.

         Good standing certificates for Buyer, dated no earlier than 30 days before the Closing Date, from its state of incorporation and certificate of license to do business as a foreign corporation in the State of Ohio;

         7.4      Secretary's Certificates.

         Buyer shall have delivered to Seller a certificate from the secretary or assistant secretary of Buyer attaching copies of resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of Buyer.

         7.5      Incumbency Certificate.

         Buyer shall have delivered to Seller a certificate of the secretary or assistant secretary of Buyer certifying the incumbency of officers of Buyer and their genuine signatures.

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         7.6      Buyer's Representations and Warranties True and Correct.

         Each and all of the representations and warranties (when considered individually and/or collectively) of Buyer set forth in Article IV of this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (provided that representations and warranties that are as of a specific date shall speak only as of such date; and provided further that any representation or warranty that is already modified by "materiality" or "material" or similar words of that nature shall be true and correct in all respects). Seller shall have received a certificate signed on behalf of Buyer by an authorized officer of Buyer to such effect.

         7.7      Litigation.

         There shall not have been instituted and be pending any action or proceeding before any court, governmental agency or other regulatory or administrative agency or commission, which seeks to restrain, prevent or change the transactions contemplated hereby or questions the validity of such transactions.

         7.8      Termination/Release of Seller's Medicaid Contract

         Seller shall have obtained evidence from ODJFS as to the termination or release from obligations under the Seller's Medicaid Contract as of the effective date of Buyer's Medicaid Contract.

         7.9      Governmental Consents and Approvals.

         Buyer and Seller shall have obtained from any and all Governmental Entities all appropriate and necessary approvals or consents required, or exemptions thereof to effect the transactions set forth in this Agreement and to enable Buyer to operate the Medicaid Business. Each of the parties shall use its best efforts to obtain such approvals, consents or exemptions without any term or condition that would materially impair the value of the Medicaid Business or Assets to Buyer. All conditions required to be satisfied prior to the Closing Date by the terms of such Closing shall have been satisfied, and all statutory waiting periods in respect of approvals or consents from Governmental Entities shall have expired or been terminated. The Closing governmental authorizations shall include, without limitation, the following:

         (a) Buyer shall have been approved (and to the extent applicable, licensed) by ODI and ODJFS (and any other necessary approval from any other required Government Entity shall have been received), in the Service Areas, and such licensure, where applicable, and approval shall authorize Buyer to acquire the Assets and to provide health care services to the Medicaid Members in the Service Area; and

         (b) ODI and ODJFS and any other required Government Entity (including OAG, but only to the extent such failure to obtain such a consent is not due in any material respect to any act or omission of Seller) and any other required Government Entity shall have consented to ODJFS's execution and delivery to Buyer of a replacement Buyer's Medicaid Contract so as to permit Buyer to have all of the

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

                  benefits, and provide the services to the Medicaid Members required, under the Seller's Medicaid Contract on the same terms as provided under the Seller's Medicaid Contract prior to the Effective Date.

         7.10     Opinion of Buyer's Counsel.

         Buyer shall have furnished the Seller with a favorable opinion of Buyer's counsel in the form attached as Exhibit E.

         7.11     Miscellaneous.

         Buyer shall provide details of the structure and compensation of the local management, local operating boards and committees to Seller prior to or on the Closing.

         7.12     Deliveries.

         Buyer shall have delivered to Seller all items set forth in Section
2.7.1. On the Closing Date, Buyer shall deliver to Seller a certificate executed by a duly authorized officer of Buyer to the effect that the conditions set forth in Articles VII and VIII have been satisfied or waived.

                                  ARTICLE VIII
                      JOINT CONDITIONS PRECEDENT TO CLOSING

         In addition to the matters set forth in Articles VI and VII, the Closing hereunder is subject to the occurrence of the following conditions:

         8.1      Closing of Transactions Under Related Agreements.

         Buyer and Seller shall have executed the Bill of Sale, Assignment and Assumption Agreement, in the form of such agreements attached hereto as Exhibit C.

         8.2      MHP Hospital Contract.

         Buyer and Parent shall have entered into the MHP Hospital Contract in form and substance satisfactory to Buyer and Parent.

         8.3      PHO Provider Agreement.

         Buyer and Mercy Health System PHO, Inc. shall have entered into the PHO Provider Agreement in form and substance satisfactory to Buyer and Parent.

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

                                   ARTICLE IX
                         ADDITIONAL AGREEMENTS OF SELLER

         9.1      Conduct of Business Pending Closing.

         From the Execution Date until the Effective Date, Seller and Buyer acknowledge and agree that Seller retains control of the Medicaid Business until the Effective Date and as such Seller agrees that, with respect to the operation and maintenance of the Medicaid Business, except as otherwise provided under this Agreement or consented to by Buyer in writing, Seller will:

         (a) Conduct the Medicaid Business in a commercially prudent manner, as a going concern and in the ordinary course and consistent with the requirements of a non-profit federally tax-exempt organization, and consistent with such operation, comply in all respects with applicable legal and contractual obligations, consistent with past practice;

         (b) Maintain their cash management practices and their policies, practices and procedures with respect to collection of trade accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue, and acceptance of customer deposits in accordance with past custom and practice and applicable accounting principles consistently applied;

         (c) Seller will modify the medical management policy related to referrals and authorizations that was implemented on January 1, 2003 to the satisfaction of Centene and ODJFS. Centene will provide input to Seller regarding the modifications to the referral and authorization policy. Notice of the policy modifications will be sent with the ODJFS member notice and implemented not later than five (5) days prior to the Effective Date;

         (d) Cause their current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless, simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies to the extent practicable for market premiums are in full force and effect;

         (e) Maintain the books, accounts, and records of the Medicaid Business in accordance with past accounting practices and GAAP and where inconsistent with GAAP, in conformity with statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities in the State of Ohio and consistent with the custom and practice as used in the preparation of the Financial Statements;

         (f) Use commercially reasonable efforts, consistent with past practice, to preserve the goodwill of its relationships with Medicaid Members, Medicaid Providers, ODJFS and other regulatory bodies, suppliers, employees and others having business relations with it related to the Medicaid Business;

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

         (g) Not intentionally take any action outside of the ordinary course of business which would tend to cause Medicaid Members to cease their affiliation with Seller;

         (h) Administer, pay and discharge all of its medical claim liabilities related to the dates of service prior to the Effective Date, as well as any Excluded Liabilities, and perform all reporting obligations under the Seller's Medicaid Contract;

         (i) Maintain all contracts including those within the Provider Agreements except for any terminations, expirations and additions occurring in the ordinary course of business, consistent with past practices and in accordance with the terms of the Provider Agreements and with prior written notice to Buyer;

         (j) Comply in all respects with all regulations and laws applicable to it in the conduct of the Medicaid Business;

         (k) Maintain, in accordance with past practice, its network of Medicaid Providers, and credential and recredential such providers in accordance with Seller's policies and procedures and NCQA requirements;

         (l)      Maintain in full force and effect all Seller's Permits;

         (m) Maintain in full force and effect all Intellectual Property used in, related to or necessary to the Medicaid Business;

         (n)      Not permit any Lien, charge or encumbrance on the Assets;

         (o) Not take any action (or omit to take any action), which action or omission would cause any representation or warranty contained herein to be untrue in any respect at any time through the Effective Date, as if such representation or warranty were made at and as of such time;

         (p) Not enter into or materially amend any contract, including without limitation the Seller's Medicaid Contract except in the ordinary course of business and consistent with past practices and with prior notice to Buyer;

         (q) Not intentionally take any action outside of the ordinary course of business which would tend to cause Medicaid Members to cease their affiliation with Seller; or

         (r)      Not take any action which would result in a disclosure under
                  Section 3.1.10(h).

         Seller shall promptly advise Buyer in writing of any material change in
(i) the financial conditions, business or affairs of the Medicaid Business or Seller, or (ii) the accuracy of the representations and warranties made by Seller herein.

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

         9.2      Access to Documents and Premises.

         9.2.1    Inspection of Books and Records.

         From the Execution Date through the Effective Date, Buyer, its counsel, accountants, and other representatives shall, subject to confidentiality covenants made by Seller to third parties and state and federal antitrust laws, have the right to inspect the books and records of Seller relating to the Medicaid Business and the Assets, including inspection (without photocopying) by Buyer's representatives to the extent possible without waiving any privileges with respect to information regarding all actions, suits, proceedings or investigations of any kind, now pending or threatened in writing, involving Seller or Seller's Affiliates with respect to the Medicaid Business. Any such inspection shall occur during normal business hours and shall be scheduled by Buyer and Seller following request for inspection made to Seller. All inspections shall be conducted by Buyer and Seller in such a manner as to maximize all applicable privileges. Buyer and its representatives shall use their best efforts to conduct their inspection in such a manner as not to be disruptive to Seller's employees or business operations.

         9.2.2    After the Effective Date.

         From and after the Effective Date, Seller shall provide to the authorized representatives of Buyer at all reasonable times access to the books, records, information and contracts included within the Assets, as well as books and records of Seller with respect to the operations of the Medicaid Business prior to the Closing Date. Seller agrees to deliver to Buyer, not later than thirty (30) days following the Closing Date, any copies of the books, records, information and contracts related to the Assets and the Medicaid Business which are not delivered at Closing. From and after the Closing Date, Buyer shall provide to the authorized representatives of Seller at all reasonable times access to the books, records and information transferred to Buyer as part of the Assets which Seller requires for legal or regulatory purposes.

         9.3      Noncompetition and Nonsolicitation.

         (a) For a period of five (5) years from and after the Effective Date, neither Parent nor Seller nor their Affiliates will engage directly or indirectly in a Competing Business (which includes the Medicaid Business) in the Service Area; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any such businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

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

         (b) On and after the date hereof and prior to Effective Date, neither Parent nor Seller nor their Affiliates shall, directly or indirectly, solicit, encourage, facilitate, entertain, or accept (nor permit any of their respective officers, directors, employees, or agents directly or indirectly to solicit, encourage, facilitate, entertain, or accept), including by way of furnishing information, any inquiries or proposals concerning the management or sale of all or any material part of the Medicaid Business or Seller or Parent (but in the case of Parent, only to the extent such a transaction would include the Medicaid Business). Each Party acknowledges and agrees that any remedy at law for breach of the foregoing covenant may be inadequate, and in addition to any other relief which may be available, the non-breaching party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages, posting bond or providing surety, and without regard to the adequacy of any remedy at law. Parent and Seller jointly and severally represent and warrant that as of the date hereof there is no stand-by agreement or back-up contract with respect to the sale of the Medicaid Business and it has terminated any discussions with third parties with respect to such proposed sale.

         (c) Seller acknowledges that the rights and compensation provided in this Agreement are adequate consideration for the agreements made by Seller in this Section 9.3 and in the non-competition provisions of this Agreement, and that such covenants, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of Buyer's acquisition of the Assets and the Medicaid Business, and Seller and Parent agrees that such limitations are reasonable with respect to their business activities and do not impose undue hardship on them.

         9.4      Seller's Employment Issues.

         (a) To the extent required of Seller by applicable law, Seller shall provide all notices relating to the termination of any of its employees, including, without limitation, the notice obligations arising under the Workers Adjustment and Retraining Notification Act ("WARN") and any comparable Ohio laws, the Consolidated Omnibus Budget and Reconciliation Act of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). WARN-related liabilities with respect to terminated employees which result from any delay in providing WARN notices to such terminated employees shall be the responsibility of Seller.

         (b) Seller agrees that, prior to the Effective Date, Buyer shall have the right, but not the obligation, to interview for employment with Buyer any of the Medicaid Business Employees. As of the Effective Date, Buyer shall be permitted to offer employment (and Seller hereby consents to such offer) to such employees as Buyer may, in its sole discretion, choose to hire (and each such Medicaid Business Employee to whom Buyer has made an offer of employment shall be referred to herein as an "In-Scope Employee"). If hired by Buyer, Seller shall terminate all In-Scope Employees as of the Effective Date and shall pay all vacation and severance obligations, if any, to all In-Scope Employees. Each such In-Scope Employee who accepts Buyer's offer of employment shall be referred to herein as a "Hired Employee". Nothing herein shall be deemed to create or to grant to the Hired Employees any third party beneficiary rights or claims or causes of action of any kind or nature. The Hired Employees shall be deemed "new hires, at will" of the Buyer. Buyer shall have no obligation or liability of any kind to any employee of Seller (including any Hired Employee) for employment compensation or benefits of any kind arising or accruing prior to the Effective Date, including, without limitation, any liability or obligation with respect to vacation or severance pay, any Benefit Plans, any EEOC claim or any sexual harassment claim by or against said employee, and Seller shall hold Buyer harmless with respect to any such liability or obligation.

         9.5      Additional Financial Information.

         Seller shall furnish to Buyer within thirty days of the end of each month prior to Effective Date, unaudited statements of operations and run rate reports for each such month as well as such management, cost, and utilization reports (including claims logs and experience reports) that Seller generates and uses in the normal course of business.

         9.6      Supplements to Schedules.

         Between the date of execution of this Agreement and the Closing Date, each party shall provide the other party with supplementary information on any matters previously disclosed on the schedules hereto or otherwise reported to the other party (including, without limitation, providing Buyer with information concerning any Medicaid Provider that has terminated, or indicated an intent to terminate, a Provider Agreement), and each party hereby represents and warrants that such supplements shall be true, correct and complete in all material respects as of the date or dates thereof. Such supplements shall constitute additional representations and warranties and shall be in no way deemed or construed to modify any representations or warranties previously made, unless accepted by Buyer and Seller, all of which shall continue in full force and effect, nor, unless accepted by Buyer and Seller, shall the provision of such supplements be deemed or construed to cure or otherwise excuse any breach of a representation or warranty by in the case of Seller under Article III of this Agreement and in the case of Buyer under Article IV of this Agreement. Nothing in any schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of such document or such other item itself.

         9.7      Payment of Excluded Liabilities.

         Seller shall pay, perform and discharge in due course all of its obligations with respect to the Seller's Medicaid Contract for periods prior to the Effective Date and any of the Excluded Liabilities including, without limitation, all liabilities under the Benefit Plans, that, if unpaid, could subject Buyer to transferee liability or create a Lien on the Assets. Without limiting the generality of the preceding sentence, Seller shall specifically administer, pay and run out all of its medical claim liabilities described in Section 2.4.2(a) hereof and perform all reporting obligations (including obligations imposed as part of report corrections, responses to State audits and governmental inquiries) under the Seller's Medicaid Contract (or imposed as part of the Closing governmental authorizations) in connection with the performance by Seller of its obligations with respect to the Medicaid Business for periods prior to the Effective Date. In connection with the discharge of such claims, to the extent any of the claims payment information for such claims is received by Buyer after the Effective Date, Buyer shall promptly forward such information to Seller.

         9.8      Credentialing.

         At Closing, Seller shall deliver to Buyer a schedule which lists on a month-by-month basis for the twenty-four months following the Effective Date the Medicaid Providers who are scheduled for recredentialing in such months.

         9.9      Joinder in Litigation.

         If Buyer institutes any action or proceeding (whether in a court of law, equity, or administrative or arbitrative forum) to enforce its rights under a Purchased Provider Agreement and Seller is deemed a necessary party, Seller agrees to join with Buyer, at Buyer's sole cost and expense, in such action or proceeding so that Buyer may be subrogated to Seller's rights with respect to the Medicaid services procured under such contract.

         9.10     Termination of Incentive Pools/Funds.

         Seller shall use its reasonable best efforts to ensure that none of its Purchased Provider Agreements requires any periodic incentive payments from a shared risk or referral services pool/fund and, to the extent, any such contract contains such a pool/fund as of the Effective Date, Seller shall be responsible to reconcile and settle such pools through the Effective Date and shall pay any required bonuses.

                                    ARTICLE X
                         ADDITIONAL AGREEMENTS OF BUYER

         10.1     Maintenance of Records.

         Buyer shall retain all business and other records and documents relating to the Medicaid Business and the Assets which are transferred to Buyer pursuant to this Agreement in accordance with Buyer's own record retention policies for the longer of five years or the time required by applicable law. Buyer shall make such records available for Seller's review and copying upon request of Seller or its agents, at a reasonable time and place, and Buyer shall be entitled to its reasonable costs of such copying; provided, however, that Seller shall keep all such records confidential to the extent required by law.

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

         10.2     Local Boards.

         Buyer agrees to develop with Seller details of the structure of the local management and local operating boards and operating committees relating to Buyer's Medicaid Business in the Service Area prior to the Closing Date.

                                   ARTICLE XI
                    ADDITIONAL AGREEMENTS OF BUYER AND SELLER

         11.1     Regulatory Milestones Prior to Closing.

         (a) Seller and Buyer shall diligently and timely prepare and file the applications and submissions as may be required with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the filings set forth below. Buyer and Seller shall take all reasonable actions required or requested by such authorities for the expeditious consideration and rendering of all such approvals, consents and authorizations. Seller and Buyer shall diligently and timely cooperate with each other and with all other parties in the submission of applications and of any and all such additional information or documentation requested by any such regulatory authorities.

         (b) Seller acknowledges that (i) Buyer is not currently licensed as an HIC in the Service Area but agrees to use commercially reasonable efforts to obtain a HIC license for the Service Area, (ii) the approval of Buyer's service area application (and ODJFS's entry into the Buyer's Medicaid Contract) will be based, among other things, on the adequacy of Buyer's provider network, and (iii) to the extent Buyer does not independently build a provider network in the Service Area, Buyer may rely upon the ability of Seller to effectively assign the Provider Agreements. Promptly after execution of this Agreement, Seller agrees to use its reasonable best efforts to effectively assign the Provider Agreements (including, without limitation, any such contracts listed on Schedule 2.1(b)) to Buyer. The parties agree to work collaboratively on the form of any such consent. Seller further acknowledges and agrees to be responsible for, and to promptly supply to Buyer when requested, all information and materials (including, without limitation, specific answers or responses) reasonably required in connection with Buyer's service area application and the other Closing governmental authorizations (in a form satisfactory for filing with the applicable regulatory authorities) which relate to the provider network, its adequacy, accessibility or otherwise and the Provider Agreements.

         11.2     Ohio Department of Insurance.

         Seller and Buyer shall use their best efforts to file all submissions required by the Ohio Department of Insurance to approve the transactions contemplated hereby, including, without limitation, this Agreement and a service area application, as necessary, and such other submissions as may be required by the Ohio Department of Insurance, as soon as practicable after the Execution Date. Seller shall use its best efforts to cooperate with and assist Buyer in such filing. Buyer shall its best efforts to cooperate with and assist Seller in such filing.

         11.3     Ohio Department for Job and Family Services.

         Buyer and Seller acknowledge and agree that Seller's Medicaid Contract with ODJFS are not assignable. Seller shall take any actions reasonably required by Buyer or ODJFS to transfer beneficiaries under the Seller's Medicaid Contract to Buyer.

         11.4     Ohio Attorney General

         Seller represents that it is a federally tax-exempt charitable organization and as such requires approval from the Ohio Attorney General prior to consummation of this transaction. To the extent not filed prior to the date hereof, Seller shall file all submissions required by the Ohio Attorney General, including a valuation, officer and direct affidavits of Buyer and Seller and a description of the transaction, within ten (10) days of the date of this Agreement. Buyer shall use reasonable efforts to cooperate and assist Seller in such filings, including preparing and filing the necessary affidavits and other material requested by the Ohio Attorney General.

         11.5     Transition Issues.

         11.5.1   Coordination/Continuity of Care

         Upon execution of the Buyer's Medicaid Contract, both Seller and Buyer shall establish, at least 30 days prior to the Effective Date, processes to transfer information relative to Medicaid Members whose care is being coordinated through Seller's case management, Emergency Department Diversion, and Children with Special Health Care Needs programs and who will be transitioning their membership to Buyer's plan. Seller and Buyer shall work together to define continuity of care processes so as to integrate Buyer's continuity of care policy in such a way as to replace Seller's existing referral and authorization procedures as of and from the date five (5) days prior to the Effective Date forward.

         11.5.2   Use of Materials.

         Buyer shall have the right to use all existing stock of any and all pre-printed advertising brochures, marketing materials, literature, form contracts, form certificates of coverage, membership handbooks and other pre-printed material relating to the Medicaid Business, as authorized by law, until six (6) months after the Effective Date or for some other shorter time limitation as may be required by law. Buyer shall make a commercially reasonable effort to "sticker" such materials with Buyer's name and to remove or cover up Seller's name to avoid confusion.

         11.5.3   Claims Administration.

         Subject to State regulatory guidelines, except as otherwise provided in this Agreement, Seller shall be responsible for the administration and payment of all claims, liabilities or other obligations (including without limitation IBNR Expenses) (collectively referred to herein as "Medical Claims") pertaining to the Medicaid Business that are incurred prior to the Effective

Date, and Buyer shall be responsible for the administration and payment of all Medical Claims pertaining to the Medicaid Business that are incurred after the Effective Date. Each party agrees to forward to the other, within five (5) business days of receipt, any Medical Claim that is the responsibility of the other and to promptly provide notice to the applicable provider that such Medical Claim has been forwarded to such party. Each party agrees that it will not deny Medical Claims solely on the basis that the provider submitted the Medical Claim to the incorrect party. Notwithstanding the foregoing, at the conclusion of the six (6) calendar months following the Effective Date, Buyer shall reject any Medical Claims that are sent to Buyer in error after such period.

         11.6     Public Information Releases.

         (a) Seller and Buyer shall use reasonable efforts to consult with the other party on any initial press release, public announcement or publicly disseminated communication concerning this transaction, and prior to any press release, public announcement or publicly disseminated communication concerning this transaction, to discuss the content of any such announcement. Thereafter, between the Execution Date and the Effective Date, Seller shall and Buyer agree to use reasonable efforts to consult with each other prior to any press release, public announcement or publicly disseminated communication concerning this transaction, to discuss the content of any such announcement and to refrain from making any such press releases or public announcements without first receiving the other's prior written consent, which shall not be unreasonably withheld. Seller shall be deemed to have given such consent if Seller has not provided written notice of objection to Buyer within two (2) business days following Buyer's notice to Seller of such proposed communication. In no event shall either party cause any oral or written communication to be issued relating to this transaction which disparages any other party or its Affiliates, unless required by law. The provisions of this Section shall survive the termination of this Agreement.

         (b) When, as and if required by ODJFS, Seller and Buyer shall, at Seller's or Buyer's expense, as applicable, take such action as may be reasonably necessary to disseminate all provider and/or member notices and mailings that are a condition to the Closing governmental authorizations or are required for the enrollment of the Medicaid Members with Buyer. Seller or Buyer, as applicable, shall promptly provide ODJFS with such affidavit(s) concerning the discharge of such obligation as may reasonably be requested.

         (c) Between the Execution Date and the Effective Date, Seller agrees to consult with Buyer prior to any written communication to any Medicaid Member or Medicaid Provider concerning this transaction, to discuss the content of any such communication and to refrain from making any such communication without first receiving Buyer's prior written consent.

         (d) With regard to the foregoing communications and any other public communications between the Execution Date and the Effective Date, such

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

                  communications shall not be disseminated without Buyer's prior written consent or subject to Section 11.6(a), the Seller's prior written consent.

         11.7     Cooperation.

         Buyer and Seller agree to cooperate reasonably with each other, from the Execution Date up through and following the Effective Date, and use their respective reasonable best efforts in good faith, to satisfy all conditions, undertakings and agreements contained in this Agreement.

         11.8     ODJFS and Other Required Reporting.

         Seller shall be responsible for all required reports to ODJFS, ODI and other Government Entity required reporting for periods prior to the Effective Date, and Buyer shall be responsible for all required reports to ODJFS, ODI and other Government Entity required reporting for periods following the Effective Date.

         11.9     On-Site Presence.

         Seller and Buyer acknowledge and agree that upon execution of this Agreement, Buyer shall be allowed to have Buyer employees on-site of Seller to assist and coordinate the transition and integration of the Medicaid Business and the Assets to Buyer. Seller covenants that Seller shall provide all reasonably necessary cooperation and consultation reasonably necessary to allow for such on-site presence, including, but not limited to, providing access to support functions, including office space, computer, phone and printer and Seller's employees and management.

         11.10    Securities Law Compliance.

         Parent and Seller understand that they may be in possession of non-public information about Buyer, and agree that they will not purchase or sell shares of common stock of Buyer during period between the Execution Date and the Effective Date or any other period of time in which information disclosed in connection with the transactions contemplated herein may be reasonably deemed to constitute material non-public information.

         11.11    Trademark License Agreement.

         (a) On the Effective Date, Buyer grants through on or about December 31, 2004 but in not event shall such license extend beyond December 31, 2005, to Seller a nonexclusive, nontransferable and limited license in the Service Area to use the Licensed Trademark solely in connection with the wind-up activities related to the both the commercial HIC business and the Medicaid Business ("Trademark License Agreement").

(b) Any and all right, title or interest in or to the Licensed Trademark and all the goodwill associated therewith that may accrue to the benefit of, or be acquired by, Seller as a result of its exercise of the rights and licenses granted pursuant to the license in this Section 11.11 or otherwise shall be assigned to and shall inure to the sole benefit of Buyer, and Seller hereby agrees to assign and assigns to Buyer any and all such right, title and interest. Seller shall not assert any claim of ownership of, or any claim to, any goodwill associated with the Licensed Trademark by reason of the Seller's use thereof or otherwise.

         (c) During the term of this Trademark License Agreement, (i) Seller shall not take and, to the extent reasonably within the Seller's power to control, shall not permit any action or omission in derogation of any of the rights of Buyer in the Licensed Trademark, and (ii) except as permitted in this
                  Section 11.11, Seller shall not make any use of the Licensed Trademark or any term, phrase or design that is confusingly similar to, or a colorable imitation or translation of, the Licensed Trademark, or any portion of the Licensed Trademark in any manner whatsoever.

         (d) Seller recognizes the importance of uniformity of the goods and services offered in connection with the Licensed Trademark. Seller agrees that it will offer goods and services in connection with the Licensed Trademark strictly in accordance with quality standards that are substantially equivalent to or stricter than those standards used by Buyer for the goods and services offered by it in connection with the Licensed Trademark as advised by Buyer to Seller from time to time. Buyer shall have the right, at any time, to modify or supplement the quality standards to be maintained by the Seller by providing written notice thereof to the Seller.

         11.12    MHP Hospital Contract and PHO Provider Agreement.

         Buyer and Seller acknowledge and agree that the financial terms and exclusivity provisions of the MHP Hospital Contract and PHO Provider Agreement when executed shall be consistent with the financial terms and exclusivity provision for such agreements that were described in the Letter of Intent or as otherwise negotiated prior to the delivery of this Agreement to the relevant regulatory authorities; provided, that to the extent such agreements are executed by the relevant parties this provision is null and void and shall not be enforceable against either party.

                                   ARTICLE XII
                                 INDEMNIFICATION

         12.1     Indemnification by Parent and Seller.

         Subject to the limitations of Section 12.3, Seller and Parent shall jointly and severally indemnify and hold harmless Buyer and Centene and their respective officers, directors, employees, agents and Affiliates and successors and assigns of any of the foregoing against any and all actual damages resulting from claims, obligations, losses, costs, expenses, fees, liabilities and damages, whenever arising or incurred, including interest, penalties and reasonable attorneys' fees and disbursements (including amounts paid in settlement and costs of investigation) (each individually a "Loss," and collectively, "Losses"), arising out of, in connection with or otherwise relating to:

         (a)      The Excluded Assets;

         (b)      The Excluded Liabilities;

         (c) The breach by Seller or inaccuracy of any representation or warranty made by Seller in this Agreement, or in any other agreement executed in connection herewith;

         (d) The breach or non-performance by Seller of any covenant or agreement made by Seller in this Agreement, or in any other agreement executed in connection herewith; and

         (e) Any Employee Benefit Plan, program, policy or other arrangement currently or any previously maintained or contributed to by members of the controlled group of companies (as defined in Code Section 414) which includes Seller;

         (f) Any liabilities arising from, attributable or related to any misstatements or inaccuracies in the IBNR Expense as determined in Section 6.12; and

         (g) Any claim, obligation or other liability arising from the Medicaid Business with respect to any period prior to the Closing Date other than to the extent such claims, obligations or liabilities constitute part of the Assumed Liabilities.

         Notwithstanding anything herein to the contrary, any breach of clauses 12.1(c) and (d) shall be determined without regard to any qualifications therein referencing the terms "materiality," "material," "material adverse change," "material adverse effect" or other terms of similar import or effect.

         12.2     Indemnification by Centene and Buyer.

         After the Closing Date and subject to the limitations of Section 12.3, Buyer and Centene shall jointly and severally indemnify and hold harmless Seller and Parent and their respective officers, directors, employees, agents and Affiliates, and successors and assigns of any of the foregoing against any and all Losses, arising out of, in connection with or otherwise relating to:

         (a)      The Assets;

         (b)      The Assumed Liabilities;

         (c) The breach by Buyer or inaccuracy of any representation or warranty, made by Buyer in this Agreement, or in any other agreement executed in connection herewith;

         (d) The breach or non-performance of any covenants or agreements made by Buyer in this Agreement or any other agreement executed in connection herewith; and

         (e) Any claim, obligation or other liability arising from Buyer's operation of the Medicaid Business, Assets or the Assumed Liabilities with respect to any period after the Closing Date.

         Notwithstanding anything herein to the contrary, any breach of clauses 12.2(c) and (d) shall be determined without regard to any qualifications therein referencing the terms "materiality," "material," "material adverse change," "material adverse effect" or other terms of similar import or effect.

         12.3     Limitations.

         The indemnification rights and obligations set forth in (a) Section 12.1(c) shall survive the Closing for a period of two (2) years except for claims arising from breaches of representations and warranties (i) set forth in Sections 3.1.1, 3.1.2, 3.1.3, or 3.1.4, which shall survive on the Closing Date and continue in full force and effect after the Closing Date without any time limitation, or (ii) set forth in Section 3.1.15 or 3.1.17 as to which claims must be made prior to the date that is sixty (60) days after the expiration of the applicable statute of limitation with respect thereto or (b) Section 12.2(c) shall survive the Closing for a period of two (2) years except for claims arising from breaches of representations and warranties set forth in Sections 4.1.1, 4.1.2, 4.1.4 or 4.1.9 which shall survive on the Closing Date and continue in full force and effect after the Closing Date without any time limitation.

         Except with respect to any breach of the representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.6, 3.1.15, 3.1.17, 4.1.1,
4.1.2, and 4.1.4 no party to this Agreement shall have any liability, whether pursuant to this Article XII or otherwise, for breach of any representation or warranty, for misrepresentation, or otherwise, unless the aggregate amount of all claims for which such party would, but for this Article XII, be liable, exceeds $125,000 on a cumulative basis. If such party's aggregate liability for such claims exceeds $125,000 on a cumulative basis, then such party shall be liable for all claims, including claims which are part of the $125,000 minimum.

         Notwithstanding anything in this Section 12.3 to the contrary, in the event of any breach of a representation or warranty by a party that is constitutes common law fraud, the representation or warranty shall survive consummation of the transactions contemplated in this Agreement and continue in full force and effect forever thereafter without time limitation.

         12.4     Notice and Right to Defend.

         (a) Should any claim or action by a third party arise after the Closing Date for which Buyer, Centene, Parent or Seller may be liable to any other party under the indemnity provisions of this Agreement, the indemnitee shall notify the indemnitor in writing and in reasonable detail as soon as practicable after the indemnitee receives notice of such claim or action in the manner provided for the giving of notices under this Agreement, provided, that failure to notify in such manner shall relieve the indemnitor from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the indemnitor results in the forfeiture by the indemnitor of material rights and defenses otherwise available to the indemnitor with respect to such claim. The expenses of all proceedings, contests, lawsuits, or investigations of claims with respect to such claims or actions, shall be borne by the indemnitor. If an indemnitor wishes to assume the defense of such claim or action, it shall give written notice to the indemnitee within ten (10) days after notice from the indemnitee of such claim or action of its intention to assume the defense, and the indemnitor shall thereafter assume the defense of any such claim or liability through counsel reasonably satisfactory to the indemnitee, provided that the indemnitee may also participate in such defense at its own expense;

         (b) If the indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, or such action involves a claim with (a) the indemnitee reasonably believes could be materially detrimental to or materially injure the indemnitee's reputation, customer relations or future business prospects, (b) seeks non-monetary relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages), (c) involves criminal allegations, (d) is one in which the indemnitor is also a party and joint representation would be inappropriate or there may be legal defenses available to the indemnitee which are different from or additional to those available to the indemnitor, or (e) involves a claim which, upon petition by the indemnitee, the appropriate court rules that the indemnitor failed or is failing to vigorously prosecute or defend. In any action or proceeding with respect to which indemnification is being sought hereunder, the indemnitee or the indemnitor, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The indemnitee may defend against any such claim or action in such manner as it may reasonably deem appropriate and the indemnitee may settle such claim or litigation on such terms as it may reasonably deem appropriate, and the indemnitor shall promptly reimburse the indemnitee for the amount of all reasonable expenses, legal and otherwise, incurred by the indemnitee in connection with the defense and/or settlement of such claim or action. If no settlement of such claim or action is made, the indemnitor shall satisfy any judgment rendered with respect to such claim or in such action before indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the indemnitee in the defense against such claim or litigation.

         (c) An indemnitor may not, without the prior written consent of the indemnitee, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) simultaneously with the effectiveness of such settlement, compromise or consent, the indemnitor pays in full any obligation imposed on the indemnitee by such settlement, compromise or consent and obtain releases of the indemnitee in full from such third party claim and (ii) such settlement, compromise or consent does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the indemnitee or any of the indemnitee's Affiliates.

         (d) In the event an indemnitee shall claim a right to payment pursuant to this Agreement not involving a third party claim covered by Section 12.4(a), such indemnitee shall send written notice of such claim to the appropriate indemnitor. Such notice shall specify the basis for such claim. As promptly as possible after the indemnitee has given such notice, such indemnitee and the appropriate indemnitor shall establish the merits and amount of such claim (by mutual agreement or pursuant to the arbitration provisions herein).

         Except as otherwise provided in this Agreement, any indemnification of Centene or Buyer or Parent or Seller pursuant to this Article XII shall be effected by wire transfer of immediately available funds from Seller or Buyer, as the case may be, to an account(s) designated by the applicable Buyer or Seller, as the case may be, within ten (10) days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. All indemnification payments under this Section 12.4 shall be deemed adjustments to the Purchase Price set forth in Section 2.4.2(a) above.

         12.5     Right of Set-Off.

         In addition to any other remedies available to Buyer hereunder, to the extent that MHP does not pay for any Loss when due and payable in accordance with the provisions hereunder, Buyer shall, at its election, have the right to apply the amount of all or any portion of any Buyer Losses for which it is indemnified pursuant to this Article XII above to offset and reduce the payments.

         12.6     Covenant Breach.

         Notwithstanding any provision to the contrary herein and in addition to any other remedies available hereunder, for any breach of the covenants and agreements under Article IX between the date of the Closing Date and the Effective Date, Seller shall be liable for and shall pay an amount equal to the Losses resulting or arising from or related to such breach multiplied by two.

                                  ARTICLE XIII
                                   TERMINATION

         13.1     Termination.

         This Agreement may be terminated at any time prior to the Closing Date:

         (a)      by mutual written consent of Buyer and Seller;

         (b) by Buyer or Seller at either's option, if the Closing Date shall not have occurred on or before January 1, 2004, provided, that such date shall be extended until February 28, 2004 if required regulatory approval has not been received; provided, however, that the right to terminate this Agreement under this paragraph, shall not be available to any party whose failure to fulfill any obligation under this Agreement has substantially contributed to, or resulted in, the failure of the Closing to have occurred on or before such date;

         (c) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

         (d) by Seller in the event of a breach by Buyer of a representation, warranty or covenant contained in this Agreement, provided that Buyer has received ten (10) business days' written notice of the breach indicated therein and has failed to effect a cure thereof to the reasonable satisfaction of Seller prior to the expiration of such period;

         (e) by Buyer in the event of a breach by Seller of a representation, warranty, or covenant contained in this Agreement, provided that Seller has received ten (10) business days' written notice of the breach indicated therein and has failed to effect a cure thereof to the reasonable satisfaction of Buyer prior to the expiration of such period;

         (f) by Buyer if any of the conditions set forth in Article VI shall have become incapable of fulfillment prior to the Termination Date and shall not have been waived by Buyer;

         (g) by Seller if any of the conditions set forth in Article VII shall have become incapable of fulfillment prior to the Termination Date and shall not have been waived by Seller;

         (h) by Buyer if, subsequent to the date hereof and prior to the Closing Date, there is any material adverse change in the condition (financial or otherwise), business, operations, prospects or obligations of the Medicaid Business, the Assets or the Assumed Liabilities;

         (i) by Buyer if, Seller has not delivered disclosure schedules satisfactory to Buyer by September 29, 2003; or

         (j) by Buyer or Seller if, either the MHP Hospital Contract or the PHO Provider Agreement has not been executed by September 29, 2003.

         13.2     Effect of Termination.

         Except as otherwise specified in this Agreement, including but not limited to in Article XII, upon the termination of this Agreement pursuant to
Section 13.1, this Agreement shall forthwith become null and void, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

         13.3     Waiver.

         At any time prior to the Closing Date, any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof. Such an election shall not be deemed a waiver of any rights or remedies of the waiving party with respect to the matter which gave rise to such right to terminate.

                                   ARTICLE XIV
                                   ARBITRATION

         14.1     Conciliation and Mediation.

         If a dispute between Buyer and Seller relating to this Agreement, or under any other agreement executed and delivered in connection herewith, is not resolved within fifteen (15) days from the date that either party has notified the other that such dispute exists, then such dispute shall be submitted jointly for conciliation to the president or his designee of each party. If such senior executive officers or their designees are unable to resolve the dispute within thirty (30) days from the date that it is first presented to them, then such dispute shall be referred to binding arbitration.

         14.2     Arbitration.

         Any dispute submitted to arbitration pursuant to this Section shall be determined by the decision of a board of arbitration consisting of three members who are members of and certified by the American Arbitration Association ("AAA") ("Board of Arbitration") selected as hereinafter provided. Buyer shall select an arbitrator and Seller shall select an arbitrator, each of whom shall be a member of the Board of Arbitration who is independent of the parties. A third Board of Arbitration member, independent of the parties, shall be selected by mutual agreement of the other two Board of Arbitration members. If the other two Board of Arbitration members fail to reach agreement on such third member within twenty (20) days after their selection, such third member shall thereafter be selected by the AAA upon application made to it for such purpose by any party to the arbitration. The Board of Arbitration shall meet in Chicago, Illinois, or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (which shall state the reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing the Agreement and which shall be concurred in by a majority of the members of the Board of Arbitration) with respect to the items in dispute. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the Commercial Rules of Arbitration of the AAA in effect as of the date of the arbitration. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to Buyer and Seller. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on Buyer and Seller and each party to the arbitration shall be entitled to enforce such decision to the fullest extent permitted by law and entered in any court of competent jurisdiction. Subject to the terms of Article XII, the fees and expenses of the Board of

Arbitration shall be shared equally by the parties. Subject to the terms of
Article XII, each party shall be responsible for the fees and expenses of its attorneys and consultants.

         14.3     Equitable Relief.

         Notwithstanding any other provision of this Agreement, any party shall have the right to seek equitable relief (including specific performance and/or other injunctive relief), in a court of competent jurisdiction, to the extent that equitable relief is available to a party hereto. If a party chooses to pursue equitable relief, such conduct shall not constitute a waiver of or be deemed inconsistent with the provisions set forth in this Article XIV or in
Article XII.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1     Notices.

         All notices and other communications hereunder shall be in writing and shall be either (i) deposited in first class United States mail, certified, with postage prepaid, (ii) delivered by messenger, (iii) sent by overnight courier, or (iv) sent by fully completed and confirmed facsimile transmission (with a written confirmation simultaneously sent in first class United States mail), as follows:

If to Seller:                                          Copies of Notices to Seller or Parent:

Family Health Plan, Inc.                               General Counsel
2200 Jefferson Avenue                                  Mercy Health Partners
Toledo, OH  43624                                      2200 Jefferson Avenue
Attention:  President/CEO                              Toledo, OH  43624
Fax: (419) 251-7559                                   Attention:  H. Terrene Smith, Esq.
                                                       Fax: (419) 251-0733

If to Parent:                                          And

Mercy Health Partners                                  Chief Financial Officer
2200 Jefferson Avenue                                  Mercy Health Partners
Toledo, OH  43624                                      2200 Jefferson Avenue
Attention:  President/CEO                              Toledo, OH  43624
Fax:  (419) 251-0722                                   Attention:  Samantha Platzke

                                                       Fax:  (419) 251-0722

If to Buyer or Parent:                                 Copy to:

Centene Corporation                                    Kirkland & Ellis LLP
7711 Carondelet, Suite 800                             200 East Randolph Drive
St. Louis, MO  63105                                   Chicago, IL 60601
Attention: Michael F. Neidorff                         Attention: Gerald T. Nowak, Esq.
Fax: (314) 725-5180                                    Fax: (312) 861-2200

or such other address or fax number as any party may request by notice given as aforesaid. Notices sent as provided herein shall be deemed given on the date received by the recipient. If a recipient rejects or refuses to accept a notice given pursuant to this Section, or if a notice is not deliverable because of a changed address or fax number of which no notice was given in accordance with the provisions hereof, such notice shall be deemed to be received two days after such notice was mailed (whether as the actual notice or as the confirmation of a faxed notice) in accordance with the terms hereof. The foregoing shall not preclude the effectiveness of actual written notice given to a party at any address or by any means.

         15.2     Waiver.

         No waiver by either Buyer or Seller hereto of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provision at any other time or a waiver of such party's rights under any other provision of this Agreement.

         15.3     Counterparts.

         This Agreement may be executed in any number of counterparts (including by means of telecopied signature pages), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. An executed faxed copy of this Agreement shall be deemed an original executed copy of this Agreement.

         15.4     Headings.

         The headings contained in this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         15.5     Severability.

         If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to adjust equitably the parties' respective rights and obligations hereunder.

         15.6     Entire Agreement.

         This Agreement and the other agreements, certificates and documents of Seller and Buyer contemplated herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements or understandings between the parties, except the Confidentiality Agreement, which will continue in effect until terminated pursuant to the terms set forth therein. The exhibits, schedules and attachments attached to this

Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions in this Agreement shall control. Each party is responsible for the accuracy of its respective schedules regardless of any assistance provided by the other party in connection with the preparation of the schedules.

         15.7     Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, this Agreement shall not be assignable by any party without the prior written consent of the other, and any attempt at an assignment in violation of this Section shall be void ab initio. Notwithstanding the foregoing statement, Buyer may assign its rights and obligations hereunder to anyone or more of its Affiliates.

         15.8     Governing Law.

         The terms and conditions of this Agreement is to be governed by and interpreted under the laws of the State of Delaware, without resort to choice of law or conflict of law principles which direct the application of the laws of a different state.

         15.9     HIPAA Compliance.

         Each party represents and warrants to the other party that it will comply with the provisions of HIPAA including the effective dates of regulations adopted to implement HIPAA. Each of the parties represents and warrants to the other party in particular, with respect to all protected health information (as that term is defined under the Standards for Privacy of Individually Identifiable Health Information (December 28, 2000; 65 F. Reg. 82462), that it is a covered entity (and not a business associate of the other party) under the HIPAA Privacy Regulations and that it shall protect the privacy, integrity, security, confidentiality and availability of the protected health information disclosed to, used by, or exchanged by the parties by implementing appropriate privacy and security policies, procedures, and practices and physical and technological safeguards and security mechanisms, all as required by, and set forth more specifically in, the HIPAA Privacy Regulations and the HIPAA Security Regulations. The parties agree that, upon the request of the other party, it shall provide written verification of compliance with all applicable federal and State laws and confirm its full licensure and certification to the extent appropriate to its then current operations. Notwithstanding any other provisions of this Agreement to the contrary, either party may notify the other of any modifications it believes necessary to bring this Agreement into compliance with the final HIPAA regulations and/or HIPAA. Such modifications shall be incorporated as an addendum to this Agreement.

         15.10    Cost of Transaction.

         Whether or not the transactions contemplated hereby are consummated:

         (a) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, accountants, and counsel.

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

         (b) Seller shall pay the fees, expenses and disbursements of Seller and its agents, representatives, accountants and counsel.

         (c) Seller shall absorb or pay, as applicable, all costs and expenses (including wages, overhead and professional fees) relating to all notices or other communications to the Medicaid Providers and Medicaid Members required in connection with this transaction, except that Buyer shall reimburse Seller for the costs of printing and mailing such notices.

         15.11    Further Assurances.

         Each party hereto agrees for the benefit of the other parties hereto to execute and deliver any necessary documents, instruments or agreements, and to take any and all necessary actions, in order to (i) fully vest in Buyer all right, title and interest to the Assets, and (ii) carry out the terms of this Agreement and the transactions contemplated by this Agreement.

         15.12    Construction.

         Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. All references to section numbers in this Agreement shall be references to sections in this Agreement, unless otherwise specifically indicated. All parties to this Agreement have been represented by counsel and, accordingly, this Agreement shall not be construed strictly for or against any party hereto. This Agreement shall not be construed more strictly against one party than the other by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that each party has contributed substantially and materially to the preparation of this Agreement.

         15.13    Third Parties.

         None of the provisions of this Agreement shall confer rights or benefits as third party beneficiaries or otherwise upon any third party that is not expressly a party to this Agreement including, without limitation, the Medicaid Members, and the provisions of this Agreement shall not be enforceable by any such third party.

         15.14    Time is of the Essence.

         Time is of the essence with regard to all of the provisions of this Agreement. The parties acknowledge and agree that strict compliance with all of the deadlines set forth in this Agreement, including, without limitation, the deadlines for filings pursuant to Article XI.

         15.15    Confidentiality.

         The parties acknowledge and agree that this Agreement is within the scope of the Confidentiality Agreement. Notwithstanding the Confidentiality Agreement, which shall survive the execution of this Agreement, the parties may disclose any terms or conditions of this Agreement to any third parties to comply with securities laws or HIC or insurance laws, and as needed to meet prudent business requirements of shareholders, investors, bondholders, members and other creditors. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, you and each other party to the transaction (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction. Notwithstanding any provision to the contrary herein, neither Parent nor Seller shall disclose any Medicaid Member enrollment information to Buyer until ODJFS has provided notice to either Seller or Parent that Buyer has met all of the program requirements of ODJFS. Buyer agrees to be bound by any and all of the member confidentiality requirements of the ODJFS program.

         15.16    Rights Cumulative.

         Except as set forth herein, all rights, powers and remedies herein given to each party are cumulative and not alternative, and are in addition to all statutes or rules of law. Any forbearance or delay by such party in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by such party.

         15.17    Amendments.

         No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be set forth in a writing signed by each party, and then only to the extent specifically set forth therein.

                                      * * *

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            CENTENE:

                                            CENTENE CORPORATION

                                            By: /s/ Michael Neidorff
                                               ---------------------------------

                                                President & CEO
                                               ------------------------

                                               ------------------------

                                            BUYER:

                                            BUCKEYE COMMUNITY HEALTH PLAN:

                                            By: /s/ Michael Neidorff
                                               ---------------------------------

                                                President & CEO
                                               ------------------------

                                               ------------------------

                                            PARENT:

                                            MERCY HEALTH PARTNERS

                                            By: /s/ Steve Mickus
                                               ---------------------------------

                                                President & CEO
                                               ------------------------

                                               ------------------------

                                            SELLER:

                                            FAMILY HEALTH PLAN, INC.

                                            By: /s/ Samantha Platzke
                                               ---------------------------------

                                                Executive Director
                                               ------------------------

                                               ------------------------

                                    EXHIBIT C

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made and entered into as of ______________, 2003, by and among Buckeye Community Health Plan, a Ohio health insuring corporation and wholly-owned subsidiary of Centene ("Buyer") and Family Health Plan Inc., an Ohio non-profit corporation ("Seller") and evidences the sale, conveyance, assignment, and transfer of all of the rights, title and interest of every type in and to the Assets, as described herein.

                                    RECITALS

         A. Buyer and Seller are parties to that certain Asset Sale and Purchase Agreement ("Purchase Agreement"), dated September __, 2003.

         B. The Purchase Agreement provides for the transfer from Seller to Buyer of certain assets as more particularly described and defined in the Purchase Agreement and the exhibits and schedules attached thereto ("Assets").

         C. Buyer and Seller are closing the transaction set forth in the Purchase Agreement effective as of the date of this Agreement.

         NOW, THEREFORE, for and in consideration of the above recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows.

         1. All capitalized terms used in this Agreement not otherwise defined in this Agreement shall have the meanings set forth for those terms in the Purchase Agreement.

         2. Subject to the terms of the Purchase Agreement, Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer, or cause to be sold, transferred, conveyed, assigned and delivered to Buyer, free and clear of all Liens and encumbrances of any kind, and Buyer hereby agrees to purchase and accept assignment from Seller or Seller's Affiliates, all of the legal and beneficial right, title and interest in, to and under Assets of every kind and description that are owned and used by Seller in the operation of or necessary and/or material to the Medicaid Business in the Service Area, or owned by Seller's Affiliates. In particular, but without limiting the generality of the foregoing statement, Seller specifically grants, conveys, assigns, transfers, sells and delivers to Buyer, its successors, assigns and legal representatives, as of the date of this Agreement, (i) Seller's rights to continue to operate the Medicaid Business under the Seller's Medicaid Contract, including but not limited to all rights to provide ODJFS prescribed health services to Medicaid Members and the corresponding right to receive capitation payments, premium payments, delivery supplemental payments, and any other revenues payable by ODJFS with respect to such members from and after the Effective Date; (ii) all of Seller's rights, title and interest in the Provider Agreements identified in
Schedule 2.1(b) of the Purchase Agreement; and (iii) all of Seller's rights, title and interest in the books, records, and other assets of Seller related to the Seller's Medicaid Contract, as identified in the Purchase Agreement, to have and to hold, together with all and singular the rights and appurtenances thereto belonging to Seller.

         3. Buyer hereby assumes the Assumed Liabilities, as defined in the Purchase Agreement, and all of the duties, obligations and liabilities related to the Assumed Liabilities. Seller retains full responsibility for the Excluded Liabilities and all of the duties, obligations and liabilities related to the Excluded Liabilities.

         4. The representations, warranties, covenants and agreements found in the Purchase Agreement are incorporated herein by reference, the same as if set forth herein in their entirety.

         5. Nothing in this Agreement is intended to modify, amend, or alter in any respect the rights and obligations of the parties under the Purchase Agreement, which will remain in full force and effect notwithstanding the execution and delivery of this Agreement.

         6. Buyer and Seller agree to take or cause to be taken such further action to execute, deliver and file or cause to be executed, delivered and filed, such further documents and instruments, and to obtain such further consents, as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

         7. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for the parties to this Agreement, a successor in interest, or assignee of a party, no person or entity is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties.

         8. If there is a conflict between the terms of the Purchase Agreement and this Agreement, the terms of the Purchase Agreement shall control.

         9. This Agreement shall be governed and construed in accordance with the internal laws of the State of Ohio without regard to principles of choice of law or conflicts of law which would direct the application of the laws of a different jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

                                                                  EXECUTION COPY

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               BUCKEYE COMMUNITY HEALTH PLAN:

                                            By: /s/ Michael Neidorff
                                               ---------------------------------

                                                President & CEO
                                               ------------------------

                                               ------------------------

                                               FAMILY HEALTH PLAN, INC.

                                            By: /s/ Samantha Platzke
                                               ---------------------------------

                                                Executive Director
                                               ------------------------

                                               ------------------------

                                      A-3